Exhibit 10.1

PURCHASE AND ASSUMPTION AGREEMENT

CONCERNING THE GRISWOLD,  LEDYARD, AND PLAINFIELD BRANCHES

BETWEEN

PEOPLE’S BANK

and

PUTNAM SAVINGS BANK

DATED AS OF JUNE 13, 2005

TABLE OF CONTENTS

ARTICLE I		DEFINITIONS
Section	1.1	“Assets”
Section	1.2	“Book Value”
Section	1.3	“Branch” and “Branch Premises”
Section	1.4	“Branch Employees”
Section	1.5	“Business Day”
Section	1.6	“Cash on Hand”
Section	1.7	“Closing Date”
Section	1.8	“Customer” or “Customers”
Section	1.9	“Deposits”
Section	1.10	“Effective Time”
Section	1.11	“Estimation Date”
Section	1.12	“Lease Assignments”
Section	1.13	“Loans”
Section	1.14	“Miscellaneous Assets”
Section	1.15	“Record” or “Records”
Section	1.16	“Regulatory Approvals”
Section	1.17	“Safe Deposit Boxes” and “Safe Deposit Box Account”
Section	1.18	“Schedule of Assets”
Section	1.19	“Schedule of Deposits”
Section	1.20	“Seller’s Knowledge”
Section	1.21	“Settlement Date”

ARTICLE II		TRANSACTION OVERVIEW
Section	2.1	Transaction
Section	2.2	Interim Operations
Section	2.3	Defense of Claims
Section	2.4	Continuation of Business

ARTICLE III		ASSUMPTION OF DEPOSIT LIABILITIES
Section	3.1	Deposits Assumed by Purchaser
Section	3.2	Interest on Deposit Liabilities Assumed
Section	3.3	Successor Custodian
Section	3.4	Notice to Depositors Pending Regulatory Approval
Section	3.5	Notice to Depositors Subsequent to Regulatory Approval
Section	3.6	Seller’s Final Customer Statements
Section	3.7	Payment of Deposit Liabilities After Effective Time
Section	3.8	Depositor Objections
Section	3.9	Uncollected Checks Returned to Seller

i

Section	3.10	Automated Clearing House System
Section	3.11	Deposit Account Overdrafts
Section	3.12	Interest Reporting
Section	3.13	Withholding
Section	3.14	IRS Notices
Section	3.15	Liability Related to IRS Regulations

ARTICLE IV		PURCHASE OF ASSETS
Section	4.1	Assets Purchased by Purchaser
Section	4.2	Closing Without Recourse; Limitation of Warranties
Section	4.3	Loan Assignments
Section	4.4	Loan Payments Received After Settlement Date.
Section	4.5	Agreement With Respect to Safe Deposit Box Accounts
Section	4.6	Notice to Obligors on Loans
Section	4.7	Notices to Customers with Safe Deposit Box Accounts
Section	4.8	Default on Loan Payments to Seller
Section	4.9	Sale Recorded as Sale of Assets.
Section	4.10	Branch Premises

ARTICLE V		REPRESENTATIONS AND WARRANTIES OF PURCHASER
Section	5.1	Corporate Organization
Section	5.2	Corporate Authorization
Section	5.3	Corporate Compliance
Section	5.4	Legal and Regulatory Compliance
Section	5.5	Consents and Approvals
Section	5.6	No Brokers

ARTICLE VI		REPRESENTATIONS AND WARRANTIES OF SELLER
Section	6.1	Corporate Organization
Section	6.2	Corporate Authorization
Section	6.3	Corporate Compliance
Section	6.4	Legal and Regulatory Compliance
Section	6.5	Consents and Approvals
Section	6.6	Brokers
Section	6.7	Suits
Section	6.8	Deposits
Section	6.9	Loans
Section	6.10	FIRPTA
Section	6.11	Employees
Section	6.12	Records
Section	6.13	Tax Matters
Section	6.14	Other Assets

ARTICLE VII		COVENANTS
Section	7.1	Purchaser’s General Covenants
Section	7.2	Purchaser’s Covenants Regarding Branch Employees
Section	7.3	Seller’s Covenants
Section	7.4	Mutual Covenant

ARTICLE VIII		CONDITIONS PRECEDENT
Section	8.1	Conditions to Seller’s Obligations
Section	8.2	Conditions to Purchaser’s Obligation

ARTICLE IX		CLOSING AND CLOSING OF ASSET AND DEPOSIT RECORDS
Section	9.1	Time and Place
Section	9.2	Updated Schedules
Section	9.3	Interim Closing Statement
Section	9.4	Closing
Section	9.5	Assets Delivered
Section	9.6	Closing of Asset Records.
Section	9.7	Loan Documentation.
Section	9.8	Closing of Deposit Records
Section	9.9	Purchase Price
Section	9.10	Earnest Money
Section	9.11	Payment
Section	9.12	Wire Closing of Payment
Section	9.13	Data Processing

ARTICLE X		ADJUSTMENTS
Section	10.1	Final Schedules
Section	10.2	Payment and Closing on Settlement Date
Section	10.3	Interest

ARTICLE XI		CONTINUING COOPERATION
Section	11.1	General Matters
Section	11.2	Cooperation in Transaction
Section	11.3	Claims and Suits
Section	11.4	Preservation of Records
Section	11.5	Access to Records

ARTICLE XII		TERMINATION
Section	12.1	Methods of Termination

Section	12.2	Effect of Termination

ARTICLE XIII		DAMAGES AND REMEDIES
Section	13.1	Remedies Upon Default
Section	13.2	Notice of Default
Section	13.3	Indemnification by Both Parties
Section	13.4	Indemnification
Section	13.5	Attorneys Fees and Costs

ARTICLE XIV		MISCELLANEOUS
Section	14.1	Entire Agreement
Section	14.2	Assignment and Modification
Section	14.3	Public Announcements
Section	14.4	Successors and Assigns
Section	14.5	Manner of Payment
Section	14.6	Notice
Section	14.7	Counterparts; Facsimile
Section	14.8	Governing Law
Section	14.9	Reproduction of Documents
Section	14.10	Waiver
Section	14.11	Costs, Fees and Expenses
Section	14.12	Severability
Section	14.13	Headings

EXHIBITS
Exhibit A		Form of Assignment and Assumption of Lease
Exhibit B		Form of Assignment of Loans
Exhibit C		Form of Interim Closing Statement
Exhibit D		Form of Bill of Sale

SCHEDULES
I		Schedule of Assets
II		Schedule of Deposits Liabilities
III		Schedule of Safe Deposit Boxes

PURCHASE AND ASSUMPTION AGREEMENT

This Purchase And Assumption Agreement, (the “Agreement”) made and entered into as of the 13TH day of June, 2005, by and between PEOPLE’S BANK organized under the laws of the State of Connecticut, and having its principal place of business in Bridgeport, Connecticut (“Seller”), and Putnam Savings Bank, organized under the laws of the United States of America and having its principal place of business at 40 Main Street in Putnam, Connecticut, 06260 (“Purchaser”).

RECITALS

WHEREAS, Seller wishes to sell its bank branches located at the following locations: 461 Voluntown Rd, Rt 138, Griswold, CT 06351 ( the “Griswold Branch”); 1616 Route 12, Gales Ferry, CT 06335 (the “Ledyard Branch”); and 67 Lathrop Rd, Plainfield, CT 06374 (the “Plainfield Branch”), each referred to as a “Branch” and collectively referred to as the “Branches”; and

WHEREAS, in connection with the sale of the Branches, Seller, desires to transfer certain assets and transfer certain deposit liabilities associated with the Branches, and Purchaser desires to purchase these assets and assume these deposit liabilities from Seller pursuant to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, each of the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Wherever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

1.1                               “Assets” prior to the Estimation Date means those assets associated with the Branches and set forth in the Schedule of Assets attached hereto as Schedule I.  On and after the Estimation Date and prior to the Closing Date “Assets” means those assets set forth in the Updated Schedule of Assets.  On and after the Closing Date “Assets” means those assets transferred to Purchaser pursuant to this Agreement as set forth in the Final Schedule of Assets delivered to Purchaser on the Settlement Date.

1.2                               “Book Value”  means the dollar amount stated on the books of Seller as of the Closing Date after adjustment for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections made in accordance with generally accepted accounting principles.

1.3                               “Branch Premises” means the banking houses presently leased by Seller and occupied by the Branches including safe deposit boxes and certain furniture, fixtures, and equipment located thereon, all as more particularly desribed in the Lease Assignments.

1.4                               “Branch Employees”  means Seller’s employees who are assigned to the Branches, or become assigned to the Branches prior to the Closing Date.

1.5                               “Business Day”  means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State of Connecticut, or a day on which the principal office of Seller is closed.

1.6                               “Cash on Hand” means all petty cash, vault cash, teller cash, cash in the ATM located on the premises of the Branches, and the value of foreign currency, if any, at the Branches at any point in time.

1.7                               “Closing Date”  means the third Business Day following receipt of all Regulatory Approvals, the expiration of all waiting periods, and the satisfaction or waiver of all conditions, unless otherwise agreed by the parties.  The parties will use their best efforts to assure that the Closing Date is no later than September 23, 2005.  “Closing” means the consummation of the transaction contemplated hereby as described in Article IX.

1.8                               “Customer” or “Customers” mean the owner(s) of the Deposits, the renter(s) of the Safe Deposit Boxes, and/or the borrowers under the terms and conditions of the Loans.

1.9                               “Deposits” or “Deposit Accounts” prior to the Estimation Date means the deposit accounts to be assumed by Purchaser pursuant to this Agreement as set forth in Schedule II.  On and after the Estimation Date and prior to the Closing Date “Deposits” or “Deposit Account” means those deposits set forth in the Updated Schedule of Deposits, and on and after the Closing Date “Deposits” or “Deposit Accounts” means those deposits transferred to Purchaser pursuant to this Agreement as set forth in the Final Schedule of Deposits delivered to Purchaser on the Settlement Date.

1.10                        “Effective Time” means 5:00 p.m. on the Closing Date.

1.11                        “Estimation Date” means the close of business on such date as is mutually agreed upon by Seller and Purchaser which shall be at least five (5) days prior to the Closing Date or such other date as agreed to in writing by Seller and Purchaser.

1.12                        “Lease Assignments” means the assignments of the leased premises occupied by each Branch pursuant to the terms and conditions of the Assignment and Assumption of Lease Agreement executed by Purchaser for each Branch on or before the Closing Date, which shall be substantially in conformance with the form attached hereto as Exhibit A.

1.13                        “Loans” prior to the Estimation Date means those retail and commercial loans and lines of credit set forth in the Schedule of Assets.  On and after the Estimation Date and prior to the Closing Date “Loans” means those loans set forth in the Updated Schedule of Assets, and on and after the Closing

Date “Loans” means those loans transferred to Purchaser pursuant to this Agreement as set forth in the Final Schedule of Assets delivered to Purchaser on the Settlement Date, which shall be prepared consistent with generally accepted accounting principles.

1.14                        “Miscellaneous Assets”  prior to the Estimation Date means, those Assets, if any, appearing on the Schedule of Assets, other than the Loans, overdrafts, and Safe Deposit Box Accounts, and including only that personal property located at the Branches specifically listed on the Schedule of Assets.  On and after the Estimation Date and prior to the Closing Date “Miscellaneous Assets” means those Assets set forth in the Updated Schedule of Assets, other than the Loans, overdrafts, and Safe Deposit Box Accounts, and includes without limitation, only that personal property located at the Branches specifically listed on the Schedule of Assets.  On and after the Closing Date “Miscellaneous Assets” means those Assets, other than the Loans, overdrafts, and Safe Deposit Box Accounts, and  includes only that personal property located at the Branches specifically listed on the Schedule of Assets, which shall be transferred to Purchaser pursuant to this Agreement as set forth in the Final Schedule of Assets delivered to Purchaser on the Settlement Date.  In no event shall the term “Miscellaneous Assets” include any hardware, software, equipment, or other personal property located in the Branches which is considered to be part of the infrastructure of the Seller, including without limitation the routers located in the Branches, the phone lines to and from the Branches, the security devices for the Branches, and the software loaded on any of the equipment located in the Branches.  Further, to the extent the term “Miscellaneous Assets” includes any equipment, such as ATM’s, computers, servers, TAU machines or microencoders, Seller may elect to either (i) clean such equipment of all of Seller’s information and software, or (ii) replace any such piece of equipment with comparable equipment, or (iii) give the Purchaser a credit equal to the net Book Value of such equipment.

1.15                        “Record” or “Records” means all records, whether paper, microfiche, microfilming, electronic or other medium pertaining solely to the Deposits or Assets necessary or required by law to consummate the transfer contemplated hereby.  For any Record which Seller is required to provide pursuant to the terms hereof, Seller may elect the medium in which said Record will be delivered.

1.16                        “Regulatory Approvals” means all approvals, permits, authorizations, waivers, or consents of governmental agencies or authorities necessary to permit the consummation of the transaction contemplated under this Agreement.

1.17                        “Safe Deposit Boxes”  means the safe deposit boxes located at the Branches including the removable safe deposit boxes and safe deposit stacks in the vault and all keys and combinations thereto.  A list of the Safe Deposit Boxes is attached as Schedule III.  A “Safe Deposit Box Account” means a Safe Deposit Box rental agreement entered into by Seller and a Customer or Customers pursuant to which Seller and its Customers have attained certain rights, benefits, and obligations with respect to the rental of the Safe Deposit Boxes.  A list of the Safe Deposit Box Accounts is included in the Schedule of Assets. On and after the Estimation Date and prior to the Closing Date “Safe Deposit Box Accounts” means those safe deposit box accounts set forth in the Updated Schedule of Assets, and on and after the Closing Date “Safe Deposit Box Accounts” means those safe deposit box accounts transferred to Purchaser pursuant to this Agreement as set forth in the Final Schedule of Assets delivered to Purchaser on the Settlement Date.

1.18                        “Schedule of Assets”  means the list of Assets attached hereto as Schedule I.  The “Updated Schedule of Assets” shall be the list of Assets updated and delivered by Seller to Purchaser prior to the Closing Date in accordance with the terms of this Agreement.  The “Final Schedule of Assets” shall be the list of Assets actually transferred by Seller to Purchaser as of the Closing Date, which shall be delivered by Seller to Purchaser on or before the Settlement Date in accordance with the terms of this Agreement.

1.19                        “Schedule of Deposits” means the list of all Deposits attached hereto as Schedule II.  The “Updated Schedule of Deposits” shall be the list of Deposits updated and delivered by Seller to Purchaser prior to the Closing Date in accordance with the terms of this Agreement.  The “Final Schedule of Deposits” shall be the list of Deposits as of the Closing Date and delivered by Seller to Purchaser on or before the Settlement Date in accordance with the terms of this Agreement.

1.20                        “Seller’s Knowledge,”  “knowledge of Seller,” or any phrase of similar import means the collective actual knowledge of an officer of the Seller at the level of Vice President or above.

1.21                        “Settlement Date”  means the first Business Day immediately after the day which is thirty (30) days after the Closing Date, or such other date prior thereto as may be agreed upon in writing by Seller and Purchaser.

ARTICLE II

TRANSACTION OVERVIEW

2.1                               Transaction.  (a) Pursuant to the terms and conditions of this Agreement, (1) Seller shall assign to Purchaser all of Seller’s right, title, and interest in and to the Deposits and Purchaser shall assume  the Deposits and all obligations associated therewith as more particularly described in Article III; (2) Seller shall sell, assign, and transfer the Assets to Purchaser and Purchaser shall purchase the Assets as more particularly described in Article IV; (3) Purchaser shall assume, honor and fully and timely pay, perform, and discharge all of Seller’s obligations and liabilities of every type and character relating to the Deposits and Assets all beginning at the Effective Time; and (4) Seller shall assign the leases related to the Branch premises to Purchaser and Purchaser shall accept such assignment and assume all obligations under the leases in accordance with the Assignment and Assumption of Lease Agreement executed for each Branch lease in the form attached as Exhibit A.

(b) Purchaser understands and agrees that it is purchasing only the Assets and  assuming only the Deposits and other liabilities as specified in this Agreement and, except as may be expressly provided for in this Agreement, Purchaser has no interest in, right to, or obligations relating to any other business relationship which Seller or any affiliate of Seller may have with any Customer or which in any way may have arisen out of or in connection with the Branches and/or activities taking place at the Branches or with Branch Employees.

2.2                               Interim Operations.  Beginning on the date of this Agreement and ending at the Effective Time, Seller shall continue to conduct deposit and safe deposit box business at the Branch in substantially the same manner as it has done prior to the date of this Agreement.  If new deposit accounts are opened at the Branch or any new loans secured by Deposits are made at the Branch during this time, Seller shall include the new deposit account and/or loan secured by deposit in the Updated and Final Schedules of Deposits and/or in the Updated and Final Schedules of Assets, as appropriate, provided that all Regulatory Approvals necessary for the transfer of such new deposits and/or loans have been obtained and the transfer shall be subject to the terms and conditions of such Regulatory Approval, if any, and further provided that any new deposit account is held by a Customer who has no other relationship with the Seller other than (i) the new deposit account or other Deposit, (ii) a loan secured by the new deposit account and/or any other Deposit, and/or (iii) as the renter of one or more Safe Deposit Boxes, and further provided that the account can legally be transferred.  In the event that a new account is opened by a Customer who does not primarily transact their business at one of the Branches, the new account  shall not be included in the Updated or Final Schedule of Deposits.

2.3                               Defense of Claims.  (a) In the event that any claim, protest, suit, or other proceeding is instituted against Purchaser related to this Agreement and/or the actions contemplated herein, Purchaser shall immediately inform Seller in writing.  Seller shall have the right, at its discretion and expense, to intervene in such litigation and Purchaser hereby consents to such intervention.

(b) In the event that any claim, protest, suit, or other proceeding is instituted against Seller related to this Agreement and/or the actions contemplated herein, Seller shall immediately inform Purchaser in writing.  Purchaser shall have the right, at its discretion and expense, to intervene in such litigation and Seller hereby consents to such intervention.

2.4                               Continuation of Business.  Purchaser agrees to provide full service banking at the Branches commencing on the first Business Day after the Closing Date.

ARTICLE III

ASSUMPTION OF DEPOSIT LIABILITIES

3.1                               Deposits Assumed by Purchaser.  Deposits consist of retail and commercial demand deposits, money market accounts,  certificates of deposits and savings deposits and shall include all uncollected items included in the Deposit Account balances and credited on the books of the Seller as of the Closing Date as listed on the Final Schedule of Deposits.  Seller agrees to transfer to Purchaser and Purchaser agrees to assume on and as of the Closing Date, all of Seller’s obligations and liabilities of every type and character relating to the Deposits at Book Value including accrued and unpaid interest thereon computed up to and including the Closing Date.  Purchaser further agrees that as of the Closing Date it shall pay, perform, and discharge the duties, obligations, and responsibilities arising from and after the Effective Time to the extent attributable to the Deposits.

3.2                               Interest on Deposit Liabilities Assumed.   Seller will post interest earned on the Deposits according to Seller’s normal posting schedule.  On the Closing Date, Seller will pass to the Purchaser interest accrued from Seller’s last scheduled posting date up until the Effective Date, and Purchaser shall be responsible for paying said interest accrued on the Deposits to the Customers.  Purchaser agrees that it will accrue and pay interest on Deposit Account liabilities assumed pursuant to

Section 3.1 in accordance with the terms of the respective Deposit Account agreements between the Seller and the Deposit Account Customers commencing on the Closing Date at the Effective Time.

3.3                               Successor Custodian.  Effective at the Effective Time, Seller hereby appoints Purchaser as the successor custodian to Seller under the Deposits consisting of individual retirement accounts, simplified employee pension accounts, and Keogh accounts, and Purchaser hereby accepts from Seller the appointment to serve in such capacity from and after the Closing Date and to service such Deposits in the manner provided by law and in accordance with the terms and conditions of applicable documents relating to such Deposit Account liabilities.

3.4                               Notice to Customers Pending Regulatory Approval.  Purchaser, at its sole cost and expense, shall notify Deposit Account Customers by letter, sent by first class U.S. mail, in a form and at a time reasonably acceptable to Seller, of the pending transaction, and in particular Purchaser’s intention to assume the Deposit Account liabilities on the Closing Date.  Seller agrees to provide a file in order to create this mailing.  The letter may be sent jointly with the Seller subject to the prior agreement and approval by Seller.   Between the date of this Agreement and the Closing Date, Seller agrees to provide Purchaser with a copy of any written communication regarding the transaction contemplated hereby sent by Seller to its Customers at least three Business Days before the mailing or transmission of any such communication to such Customers, provided that the law does not require that the communication be made to a Customer or Customers at such a time that it will not allow for delivery of the communication to Purchaser three Business Days before delivery to the Customer(s).

3.5                               Notice to Depositors Subsequent to Regulatory Approval.  As soon as possible subsequent to the procurement of all Regulatory Approvals and prior to the Closing Date, Purchaser, at its sole cost and expense, shall notify Deposit Account Customers of the receipt of Regulatory Approvals by sending a letter, by first class U.S. mail, in a form reasonably acceptable to Seller.  Purchaser may utilize Seller’s files to create this mailing, which also may be sent jointly with the Seller subject to the prior agreement and approval by Seller.  In addition, these notification letters shall include the following as applicable.

(a)         Purchaser’s Check Forms.  Such letters sent to Deposit Account Customers who have checking accounts shall (i) include a notification to those Deposit Account Customers whose accounts are then covered by any type of overdraft protection offered by Seller that, from and after the Effective Time, all such overdraft protection from Seller shall terminate, or shall terminate and be replaced by such other overdraft protection as Purchaser chooses to offer, if any, and (ii) furnish the Deposit Account Customer with checks at no charge to the Customer using the forms of Purchaser and instruct these Customers to utilize such checks on Purchaser’s forms on and after the Closing Date and thereafter to destroy any unused checks on Seller’s forms; and

(b)         ATM/Debit Cards.  Purchaser shall use best efforts to make sure that there is no interruption in the Customer’s ability to access their Accounts by utilizing ATM/Debit cards. In order to do so, Purchaser shall issue new account numbers to the Customers in sufficient time for new ATM/Debit cards to be issued and distributed to such Customers prior to the Closing Date.  Purchaser shall, prior to the Closing Date, furnish ATM/Debit Cards to Deposit Account Customers to replace Seller’s ATM/Debit cards and mail to these Customers a letter explaining when the existing ATM/Debit Card will be deactivated with instructions to destroy the existing card at that time and when the new ATM/Debit Card will be activated.

3.6                               Seller’s Final Customer Statements.  At Seller’s sole cost and expense, Seller shall issue, as of the Closing Date, standard account statements for each statement savings, NOW, and checking account included in the Deposit Account liabilities.  Such final statements shall be sent to the Customers within a reasonable period of time after the Closing Date.  Passbook transaction information that has not been posted to a passbook as of the Closing Date will be passed by Seller to Purchaser via paper report listings, magnetic tape or other form selected by Seller within a reasonable period of time  after the Closing Date.  Purchaser shall then be responsible for posting on passbooks the transactions reflected on such listings, tapes or other form for passbook Deposit Accounts.

3.7                               Payment of Deposit Liabilities After Effective Time. From and after the Effective Time, Purchaser shall: (i) pay all properly drawn and timely presented checks, negotiable orders of withdrawal drafts and debits, and other withdrawal orders presented to Purchaser by Deposit Account Customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Seller or by Purchaser; (ii) in all other respects discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the Deposit Account Customers; provided, however, that Purchaser’s obligations pursuant to this paragraph to honor checks, negotiable orders of withdrawal drafts, and other withdrawal orders on forms provided by Seller and carrying its imprint (including its name and transit routing number) shall not apply to any such check, negotiable order of withdrawal, draft, or other withdrawal order presented to Purchaser more than sixty (60) days following the Closing Date.

3.8                               Depositor Objections.  Purchaser hereby acknowledges that if, after the Effective Time, any Deposit Account Customers, instead of accepting the obligation of Purchaser to pay the Deposit liabilities (including accrued interest thereon) assumed hereunder, shall demand payment from Seller for all or any part of any such Deposit Account liabilities (including accrued interest thereon), Seller shall not be liable or responsible for making such payment.  If any such Deposit Account Customer draws a check, draft, or withdrawal order against the Deposit Account liabilities which is presented or delivered to Seller not later than sixty (60) days after the Closing Date, Seller shall use its reasonable efforts to batch all such checks, drafts, or withdrawal orders and to deliver the same to Purchaser at Purchaser’s cost.  Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, or withdrawal orders shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement.  In the event Seller, in its sole discretion, should pay any such check, draft, or withdrawal order, Purchaser shall immediately, upon demand by Seller, reimburse Seller for such payment or charge, provided there are sufficient funds in the subject Deposit Account, and if there are not sufficient funds, Purchaser shall immediately reimburse Seller when funds become available in said Deposit Account.  Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, or withdrawal orders, and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser.

3.9                               Uncollected Checks Returned to Seller.  Purchaser shall promptly pay to Seller an amount equivalent to the amount of any checks, negotiable orders of withdrawal drafts, or any other withdrawal orders returned uncollected to Seller after the Effective Time and which (i) were credited as of the Effective Time to any Deposit Account or (ii) had been cashed by Seller prior to the Effective Time if Seller had placed an equivalent hold upon a Deposit Account pending collection of such item prior to the Effective Time, provided such hold is reflected on the books and records of Seller at the Effective Time.  However, in the event that Seller shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Deposit Accounts in respect of uncollected funds represented by any such item, Purchaser’s obligations hereunder in respect of such item shall be limited to the amount of collected funds in the Deposit Account upon which the returned item was drawn provided that the Purchaser has closed all Deposit Accounts in the name of the holder of the Deposit Account on which the returned uncollected item was received.

3.10                        Automated Clearing House System.  After the Effective Time, Purchaser will make every reasonable effort to notify immediately all originators of Automated Clearing House (“ACH”) entries affecting Deposit Accounts of the transfer of the Deposits to Purchaser on the Closing Date.  Unless otherwise agreed to by Purchaser and Seller, for a period of sixty (60) days after the Closing Date, on each Business Day, Seller will deliver to Purchaser each previous Business Day’s transactions via an ACH format tape or paper listing of all ACH entries received by Seller for debit or credit to such Deposit Accounts, accompanied by either a check or deposit advice to a settlement account with the Seller for the amount by which such credits exceed debits, or an invoice or charge advice to a settlement account with the Seller, for the amount by which such debits exceed credits, which invoice shall be paid by Purchaser on the same Business Day if received before 12:00 noon local time or on the next Business Day if received after 12:00 noon local time.  Purchaser shall promptly pay all fees and other expenses incurred in connection with rerouting any ACH transactions, including without limitation any fees to be paid to the Federal Reserve Bank.

3.11                        Deposit Account Overdrafts.  Deposit Account overdrafts approved with respect to ledger dates on or after the Effective Time will be the responsibility and risk of Purchaser.  Deposit Account overdrafts approved with respect to ledger dates prior to the Effective Time will be the responsibility and risk of Seller.  Deposit Account overdrafts approved with respect to ledger dates prior to the Effective Time will initially be the responsibility and risk of Purchaser; provided, however, that Purchaser shall have the right to re-transfer any such overdrafts back to Seller for its responsibility and risk within  five (5) Business Days following the Closing Date, and Seller will repurchase all rights in respect of such overdrafts from Purchaser for the amount of the overdrafts outstanding as of the Effective Time, and provided further, that Purchaser has closed all Deposit Accounts on which such overdrafts exist not later than the date of their re-transfer.

3.12                        Interest Reporting.  Unless otherwise agreed to by the parties, Seller will report to applicable taxing authorities and holders of Deposit Accounts, all interest which Seller has credited to, withheld from, and any early withdrawal penalties imposed upon the Deposit Accounts by Seller, up to the Effective Time, and Purchaser will report to the applicable taxing authorities and holders of Deposit Accounts, , all such interest credited to, withheld from, and early withdrawal penalties imposed upon such Deposit Accounts after the Effective Time.

3.13                        Withholding.  Seller will continue backup withholding and remittance up until the Effective Time.  Any amounts required by any governmental agencies to be withheld from any of the Deposit

Accounts up until the Effective Time will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date.  Any such withholding required to be made on or subsequent to the Effective Time shall be withheld by Purchaser in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date.

3.14                        IRS Notices.  Unless otherwise agreed by the parties, Seller shall be responsible for delivering to payees all IRS notices with respect to information reporting and tax identification numbers with respect to the Deposit Accounts required to be delivered for all periods up until the Effective Time, and Purchaser shall be responsible for delivery to payees all such notices with respect to the Deposit Accounts required to be delivered for all periods beginning on and following the Effective Time.  Purchaser and Seller shall, prior to the Effective Time, consult (and Seller shall take such actions as are necessary) to permit Purchaser timely to deliver notices required to be delivered after the Closing Date.

3.15                        Liability Related to IRS Regulations.  Seller shall bear the responsibility and liability for and pay all penalties associated with missing taxpayer identification numbers and U.S. Treasury reclamations, and any failures to comply with IRS regulations that occurred prior to the Effective Time.  Purchaser shall be responsible for complying with all IRS regulations and requirements after the Effective Time, including without limitation obtaining missing taxpayer identification numbers.

ARTICLE IV

PURCHASE OF ASSETS

4.1                               Assets Purchased by Purchaser.  The Purchaser agrees to purchase the Assets as of the Closing Date, and the Seller agrees to sell, assign, transfer, convey, and deliver to the Purchaser all right, title, and interest of the Seller in and to the Assets.  These Assets are set forth in the Schedule of Assets attached hereto as Schedule I and include:

(a)                                  All Cash on Hand as of the Effective Time;

(b)                                 Loans fully secured by a Deposit(s);

(c)                                  Personal and business lines of credit associated with any demand Deposit;

(d)                                 Overdrafts, if any, not subject to a line of credit agreement associated with a demand Deposit Account;

(e)                                  Safe Deposit Box Accounts, including rental and other fees, if any attributable to any rental period covering the time from and after the Effective Time;

(f)                                    Records and other documents as provided in Article IX;

(g)                                 Miscellaneous Assets, if any

(h)                                 Rights under the lease agreements related to the Branches;

(i)                                     The Customer lists delivered to Purchaser pursuant to the terms of this Agreement; and

(j)                                     Rights of action related to any liabilities assumed hereunder.

Purchaser further agrees that as of the Closing Date it shall pay, perform, and discharge the duties, obligations, and responsibilities arising from and after the Effective Time to the extent attributable to the Assets, including but not limited to (i) all of Seller’s obligations and liabilities under the Loans, which shall include obligations of Seller, if any, to renew or make additional extensions of credit pursuant to the terms and conditions of the Loans, (ii) all of Seller’s obligations and liabilities under the Safe Deposit Box rental agreements and/or other agreements, if any, related to the Safe Deposit Box Accounts, and (iii) all of Seller’s obligations and liabilities under the leases for the Branches and any other contracts being transferred in connection with the purchase contemplated hereby.

4.2                               Closing Without Recourse; Limitation of Warranties.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO MERCHANTABILITY, FITNESS, TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART).  All Loans transferred to Purchaser pursuant to this Agreement shall be transferred without recourse and without any representations or warranties whatsoever (including, without limitation, any representations or warranties as to the enforceability or collectibility of any such Loans, the creditworthiness of any obligors or guarantors thereunder, or the value or adequacy of documentation or collateral).

4.3                               Loan Assignments.  On or before and effective as of the Closing Date, Seller shall assign to Purchaser without recourse all promissory notes representing the outstanding indebtedness under each Loan pursuant to an assignment in substantially the form of Exhibit B attached hereto.

4.4                               Loan Payments Received After Closing Date.  From and after the Closing Date, all rights arising out of the Loans shall vest in the Purchaser, and any payments due and received  after the Closing Date by the Seller  shall be credited to the Purchaser less any past due amounts owed to the Seller.

4.5                               Agreement With Respect to Safe Deposit Box Accounts.  Seller agrees to transfer to Purchaser and Purchaser agrees to assume on and as of the Closing Date, all of Seller’s obligations and liabilities of every type and character relating to the Safe Deposit Box Accounts.  Purchaser further agrees that as of the Closing Date it shall pay, perform, and discharge the duties, obligations, and responsibilities arising from and after the Effective Time to the extent attributable to the Safe Deposit Box Accounts.

4.6                               Notices to Obligors on Loans.  Purchaser shall, after procurement of all Regulatory Approvals and prior to the Closing Date, prepare and transmit, at Purchaser’s sole cost and expense, a notice to each obligor on each Loan, to the effect that the Loan shall be transferred to Purchaser on the Closing Date and directing that payments be made to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser’s name as payee on any checks or other instruments used to make such payments and, with respect to all such Loans on which payment notices or coupon books have been issued, Purchaser agrees to issue new notices or coupon books reflecting the name and address of Purchaser as the person to whom and place at which payments are to be made.  Such notice may be included in the notice to Deposit Account Customers described in Section 3.5 of this Agreement.  The form and timing of this notice shall be reasonably satisfactory to Seller.

4.7                               Notices to Customers with Safe Deposit Box Accounts.  Purchaser shall, after procurement of all Regulatory Approvals and prior to the Closing Date, prepare and transmit, at

Purchaser’s sole cost and expense, a notice to Customers having a Safe Deposit Box Account, to the effect that the Safe Deposit Box Account shall be transferred to Purchaser on the Closing Date and directing that rental and any other payments related to such Safe Deposit Box Account due and payable on or after the Closing Date be made to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser’s name as payee on any checks or other instruments used to make such payments.  Such notice may be included in the notice to Deposit Account Customers described in Section 3.5 of this Agreement for Customers having both one or more Safe Deposit Box Accounts and one or more Deposit Accounts.

4.8                               Default on Loan Payments to Seller. If the balance due on any Loan which constitutes an Asset has been reduced by Seller as a result of a payment by check or draft received prior to the Effective Time, which item is returned to Seller after the Effective Time and prior to the Settlement Date, the asset value represented by such Loan shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by Purchaser to Seller, provided the Loan and the Deposit Account securing the Loan remain in place on the date the item is returned and the Loan has not been in default for ninety (90) days or more.

4.9                               Sale Recorded as Sale of Assets.  The sale of each Asset shall be reflected on the Seller’s balance sheet and other financial statements and for federal and state income tax purposes, as a sale of assets by the Seller.  The purchase of each Asset shall be reflected on the Purchaser’s balance sheet and other financial statements and for federal and state income tax purposes, as a purchase of assets by the Purchaser.

4.10                        Branch Premises.  On the Closing Date the Purchaser shall assume the duties and obligations under the leases applicable to the Branches  pursuant to the terms and conditions set forth in the Assignment and Assumption of Lease Agreement executed by Purchaser for each Branch on or before the Closing Date, each of which shall be substantially in conformance with the form attached hereto as Exhibit A.  Prior to the Closing Date, Purchaser shall take whatever action is necessary to transfer the utilities serving each Branch  into the name of the Purchaser.  Prior to the Effective Time, Seller shall remove all of its promotional material, forms, signs, and other proprietery information and supplies from the Branches, at Seller’s sole cost and expense.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents, warrants and agrees that, as of the date of this Agreement:

5.1                               Corporate Organization.  Purchaser is an FDIC insured depository institutution duly organized, validly existing, and in good standing under the laws of the United States of America with its principal place of business located at 40 Main Street, Putnam Connecticut 06260.  Purchaser has the requisite power and authority to enter into this Agreement and any other agreements to which Purchaser is party and that are contemplated by this Agreement.

5.2                               Corporate Authorization.  The execution, delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and, upon due execution and delivery by Seller, will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3                               Corporate Compliance.  Purchaser is not in violation of or in default under any obligation, agreement, covenant, or condition contained in its articles of association or incorporation or its bylaws, and Purchaser is not in violation of, or in default under, any contract, lease, or other instrument to which it is a party (or which is binding on it or its assets), which violation or default, either individually or in the aggregate with all such other violations and/or defaults, would materially and adversely affect its business, operations, or financial condition, or its ability to perform, satisfy, or observe any obligation or condition under this Agreement.  The execution and delivery of this Agreement by Purchaser and the performance of and compliance with the terms of this Agreement will not violate Purchaser’s articles of association or incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement, or other instrument to which Purchaser is a party or which may be applicable to Purchaser or its assets.

5.4                               Legal and Regulatory Compliance.  Purchaser is not in violation of any statute, regulation, order, decision, judgment, or decree of, or any restriction imposed by, the United States of America, any State, municipality, or other political subdivision or any agency of any of the foregoing, or any court or other competent tribunal having jurisdiction over it or its assets, or any foreign country having jurisdiction over it or its assets, in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect its business, operations, or condition (financial or otherwise) or its ability to perform, satisfy, or observe any obligation or condition under this Agreement.  The execution, delivery and performance by Purchaser of this Agreement does not, and will not, violate any provision of any applicable law or regulation, or any order, writ, decree, or judgment of any court or governmental authority, and will not result in the creation of any lien on, or security interest in, its assets.  Purchaser is in substantial compliance with all applicable fair lending laws, rules, and regulations, including but not limited to the Community Reinvestment Act of 1977 as amended (“CRA”) and has received a CRA rating of “Satisfactory” or better following its last CRA examination conducted by the appropriate federal supervisory agency.

5.5                               Consents and Approvals.  No consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the consummation by Purchaser of the purchase of Assets and assumption of Deposit liabilities and any other transactions contemplated under this Agreement except for the following Regulatory Approvals:

(a)          The application to be submitted by Purchaser and signed by Seller pursuant to Section 18(c) of the Federal Deposit Insurance Act to be approved by the Office of Thrift Supervision.

(b)          The filing, if any, required by the Hart Scott Rodino Act.

Purchaser is an “eligible depository institution” as defined in Section 303.2(r) of the FDIC rules and regulations and reasonably expects to be “well-capitalized” as defined in the appropriate capital regulation and guidance of the Purchaser’s primary federal regulator immediately following the Closing Date.  Purchaser is not aware of any reason why the Regulatory Approvals and other approvals, if any, required to be obtained by it in order to consummate the transactions contemplated under this Agreement would not be obtained within a time frame customary for transactions of the nature contemplated under this Agreement, specifically including but not limited to knowledge of weakness in Purchaser’s application(s) for Regulatory Approval related to regulatory capital requirements, anti-competitive effects, managerial competencies, and compliance with CRA requirements.

5.6                               Brokers.  Neither Purchaser nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any broker’s fees, commissions, or finder’s fees in connection with the transactions contemplated herein,and Purchaser shall indemnify, defend and hold harmless Seller from any and all expenses (including without limitation attorney’s fees), fees, liabilities and claims against Seller arising out of any actions taken by the Purchaser or any of its officers, directors, employees or agents which could give rise to a claim for a broker’s, finder’s or similar fee or commission.  This indemnification shall survive the Closing or the earlier expiration or termination of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants, and agrees that as of the date of this Agreement:

6.1                               Corporate Organization.  Seller is an FDIC insured capital stock savings bank duly organized, validly existing, and in good standing under the laws of the State of Connecticut and doing business in the State of Connecticut.  Seller has the requisite power and authority to enter into this Agreement and any other agreements to which Seller is party and that are contemplated by this Agreement.

6.2                               Corporate Authorization.  The execution, delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and, upon due execution and delivery by Purchaser, will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3                               Corporate Compliance.  Seller is not in violation of or in default under any obligation, agreement, covenant, or condition contained in its articles of association or incorporation or its bylaws, and Seller is not in violation of, or in default under, any contract, lease, or other instrument to which it is a party (or which is binding on it or its assets), which violation or default, either individually or in the aggregate with all such other violations and/or defaults, would materially and adversely affect its business, operations, or conditions (financial or otherwise), or its ability to perform, satisfy, or observe any obligation or condition under this Agreement.  The execution and delivery of this Agreement by Seller and the performance of and compliance with the terms of this Agreement will not violate Seller’s articles of association or incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement, or other instrument to which Seller is a party and which are applicable to the Branches, and/or the Assets, including without limitation, the Branch leases.

6.4                               Legal and Regulatory Compliance.  Seller is not in violation of any statute, regulation, order, decision, judgment, or decree of, or any restriction imposed by, the United States of America, any State, municipality, or other political subdivision or any agency of any of the foregoing, or any court or other competent tribunal having jurisdiction over it or its assets, or any foreign country having jurisdiction over it or its assets, in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect its business, operations, or condition (financial or otherwise) or its ability to perform, satisfy, or observe any obligation or condition under this Agreement.  The execution, delivery and performance by Seller of this Agreement does not, and will not, violate any provision of any applicable law or regulation, or any order, writ, decree, or judgment of any court or governmental authority, and will not result in the creation of any lien on, or security interest in, its assets.  Seller is in substantial compliance with all applicable fair lending laws, rules, and regulations, including but not limited to the Community Reinvestment Act of 1977 as amended (“CRA”), and has received a CRA rating of “Satisfactory” or better following its last CRA examination conducted by its federal supervisory agency.

6.5                               Consents and Approvals.  No consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the consummation by Seller of the sale of Assets and transfer of Deposit liabilities and any other transactions contemplated under this Agreement except for the following Regulatory Approvals:

(a)                      The application to be jointly submitted by Purchaser and Seller to the appropriate federal regulator pursuant to Section 18(c) of the Federal Deposit Insurance Act.

(b)                     Branch sale application to be submitted to the Department of Banking for  the State of Connecticut pursuant to C.G.S. §36a-145.

Seller is not aware of any reason why the regulatory and other approvals, if any, required to be obtained by it in order to consummate the transactions contemplated under this Agreement would not be obtained within a time frame customary for transactions of the nature contemplated under this Agreement, specifically including but not limited to knowledge of weakness in Seller’s application(s) for Regulatory Approval related to regulatory capital requirements, anti-competitive effects, managerial competencies, and compliance with CRA requirements.

6.6                               No Brokers.  Neither Seller nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any broker’s fees, commissions, or finder’s fees in connection with the transaction contemplated herein other than Keefe, Bruyette & Woods and Seller represents and agrees that it shall be solely responsible for any and all fees and/or commissions due to Keefe, Bruyette & Woods related to the transactions comtemplated herein.

6.7                               Suits.  There are no pending or to the Seller’s Knowledge threatened legal, administrative, arbitration, or other proceedings, claims, actions, or governmental investigation of any nature relating to the Assets and Deposits, Branch Employees or the Seller’s interest in the Branch Premises.

6.8                             Deposits.  The Deposits are insured by the FDIC to the fullest extent permitted by federal law and no action is pending or has been threatened by the FDIC against Seller with respect to the termination of such insurance.  To the knowledge of Seller, the Deposits (i) are in all respects genuine and enforceable obligations of Seller and have been acquired and maintained substantially in compliance with all applicable laws, including (but not limited to) the Truth in Savings Act and regulations promulgated thereunder; and (ii) were acquired in the ordinary course of Seller’s business.

6.9                               Loans  (a)                                           To Seller’s Knowledge and except as otherwise reflected on the Records, there are no material agreements, waivers, opinions of counsel, security or collateral documents, amendments, releases, discharges, or modifications or releases of collateral, representations or promises, written or oral, made by Seller or any of its affiliates, agents or employees with respect to the Loans which have not been disclosed to Purchaser by Seller and which would be binding upon Purchaser.  Each of the Loans is assignable.

(b)                                 The amounts listed as loan balances in the Schedule of Assets represent debt for actual monies borrowed.

(c)                                  To Seller’s Knowledge and subject to any applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and general principles of equity, the documents representing such Loans (the “Loan Documents”) are in full force and effect, are valid and binding and enforceable against the parties thereto in accordance with their terms.  Further to Seller’s Knowledge the balance of each Loan and the accrued and unpaid interest and fees thereon represents the genuine, legal, valid and binding payment obligation of the borrower of such Loan and no Loan is subject to any right of rescission, setoff, recoupment, abatement, diminution, counterclaim or valid defense by any borrower or guarantor thereunder.  Seller is the sole lender under and owns the Loans free and clear of any encumbrance, lien, pledge, charge, claim, right of third parties or secondary interest.  Each of the Loans was made in compliance with applicable banking laws, rules and regulations.

(d)                                 To Seller’s Knowledge Seller has performed all obligations required to have been performed by it under the Loan Documents except where the failure to have performed such obligations would not materially adversely affect any Loan.  To Seller’s Knowledge, Seller has not received written notice and does not have any knowledge that any borrower is asserting any material claim against Seller or any defense to payment of such borrower’s obligations under any Loan Documents.  To Seller’s Knowledge there are no claims, proceedings, actions, arbitrations, or investigations pending, or, to the knowledge of Seller, threatened, which if adversely determined, would have a material adverse effect on the Loans taken as a whole.

(e)                                  To Seller’s Knowledge, none of the Loans has been satisfied, cancelled, subordinated or rescinded and no collateral securing or supporting the Loans has been released from any existing lien nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(f)                                    Other than notices received or given which have been disclosed by Seller to Purchaser or as shown in the Loan files, to Seller’s Knowledge, Seller has not received or has not given any notice of termination with respect to any of the Loans.

(g)                                 To Seller’s Knowledge, Seller has not received written notice and does not have knowledge of any material default or breach of any material representation, agreement or covenant by any borrower under any of the Loan Documents which remains uncured for any Loan except as may be reflected in the Loan files

(h)                               Upon delivery to Purchaser at the Closing of an assignment, in accordance with this Agreement, Purchaser shall have all rights, title and interests of Seller under the Loans purchased, except as otherwise specifically provided herein, and shall hold the Loans free and clear of any encumbrance, lien, pledge, charge, claim, right of third party or secondary interest except as otherwise reflected in the Loan files

(i)                                   With respect to each Loan, Seller has (unless otherwise provided in the relevant Loan Documents) a valid first priority perfected security interest (subject, however to any prior liens arising by operation of law) in all collateral described in the Loan Documents as security for such Loans.

(j)                                   To Seller’s Knowledge, there are no material defaults in the performance of any covenant or obligation to be performed under any Loan Document by any party thereto which default remains uncured and affects the enforceability of the Loan or Loans.  Other than in the ordinary course of business, no waiver has been granted by Seller with respect to any Loan.

(k)                                Other than as expressly provided for herein, Seller is not making, and shall not be deemed to be making, any representations or warranties with respect to the collectibility or credit quality of the Loans, the value or condition of any collateral securing the Loans, the creditworthiness or financial condition of the borrower under each of the Loans. Further, notwithstanding the foregoing representations and warranties, Purchaser for itself and its successors and assigns, hereby agrees that Seller shall not be liable in any way whatsoever for any breach or misrepresentation arising out of Section 6.9.

6.10                      FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

6.11                        Employees.  No Branch Employee is a party to any collective bargaining, employment, severance, termination, or change of control agreement, formal or written, or represented under any collective bargaining agreement relating to employment with Seller.  Seller is unaware of any efforts during the past three years to unionize or organize the Branch Employees.  .

6.12                        Records.  To Seller’s Knowledge the Records are correct, accurate and complete in all material respects, have been maintained in material compliance with all applicable federal and state laws and regulations.  The deposit- and lending-related forms, notices, statements and related documentation, as well as Seller’s policies, procedures and practices with respect thereto, used at the Branches comply in all material respects with applicable federal and state laws and regulations and customary banking practices.

6.13                        Tax Matters.  To Seller’s Knowledge and to the extent not reflected in the Records, Seller has complied in all material respects, with the requirements of the IRS regarding taxpayer identification number certification, interest information reporting and backup withholding of interest payable in connection with Deposits.  In all material respects, Seller has paid all taxes which it is required to withhold from amounts owing to employeesor holders of Deposits,  and has made all material filings and tax and information returns with the appropriate tax authorities with respect to the Loans, if any such filings or returns were required.  For all calendar years ending prior to or on the Closing Date, in all material respects, Seller has duly and timely sent to each holder of Deposits a Form 1099 (or a substitute form permitted by law) relating to interest, earnings or dividends paid on such accounts for those periods.

6.14                        Other Assets.

(a)                                  Except as reflected on the Records, Seller has good and marketable title to the Assets that the parties mutually agree Seller will sell to Purchaser and Purchaser will purchase from Seller.

(b)                                 Except as reflected on the Records, none of the Assets will be, as of the Closing Date, subject to any restrictions with respect to transfer or assignment thereof and no third party consents, or notification to any third parties, that will not have been obtained by the Closing Date, are required in order to effect any such transfer or assignment.

ARTICLE VII

MISCELLANEOUS COVENANTS

7.1                               Purchaser’s General Covenants.    In addition to such other promises and covenants stated herein, Purchaser hereby covenants to Seller that

(a)  Communication with Seller.  Purchaser shall promptly, and in no event later than   five (5) Business Days after the date hereof, prepare and submit to Seller, for Seller’s review and approval, any and all draft regulatory applications and notices required to obtain the Regulatory Approvals.

(b)  Regulatory Approvals.  Purchaser shall submit such applications and notices to appropriate regulatory authorities not later than seven (7) Business Days after the date of receipt of (i) a secretary’s certificate certifying as to the corporate resolutions authorizing the sale contemplated hereby by the Seller; (ii) an original of the application signed by the Seller, and (iii) such other information from Seller, if any, necessary in order for Purchaser to complete such applications and shall simultaneously provide copies thereof, as well as any and all supplements, amendments, or items of additional information relating thereto, to Seller; Purchaser shall promptly deliver to Seller copies of any and all material notices, orders, opinions, approvals, or denials and all items of correspondence relating to such Regulatory Approvals, and shall promptly inform Seller of developments and progress with respect to such matters. Purchaser shall use best efforts to obtain all of the necessary Regulatory Approvals as soon as possible after the date hereof.

(c)  Marketing.   Purchaser shall not, and will not permit any of its subsidiaries or affiliates, if any, to conduct at any time prior to the Closing Date, any marketing, media, or customer solicitation campaign which is targeted to induce Customers whose Deposit Accounts, Loans and/or Safe Deposit Box Accounts are to be transferred to Purchaser pursuant to this Agreement to reduce or discontinue their account or business relationships with Seller or its subsidiaries or affiliates.  Additionally, at any time prior to the Closing Date, Purchaser shall not, with respect to its branch offices in the same market as the Branches, offer to pay on any transaction accounts or any new or renewal savings accounts or certificates of deposits, rates of interest greater than those offered or then being paid on similar accounts for like term and amount by other branch offices of Purchaser located in the same market as the Branches.  Among other matters, it is the intent of this provision to prevent Purchaser from paying or offering to pay a rate of interest on any deposit accounts in excess of that rate paid for like accounts at other branch offices of Purchaser or its subsidiaries or affiliates within the market of the Branches prior to the Closing Date.

(d)  Corporate Reorganization.  Purchaser shall not enter into any merger, purchase and assumption, or other acquisition agreement that would impair Purchaser’s ability to close the transaction contemplated by this Agreement within the time frames contemplated hereby.

(e)          Privacy. Purchaser and its subsidiaries and affiliates shall not share any nonpublic personal information regarding customers of Seller or its subsidiaries or affiliates with any unaffiliated third party except as would be permitted under Title V of the Financial Services Modernization Act (the Gramm-Leach-Bliley Act of 1999), or regulations issued thereunder, and in compliance with the applicable privacy laws of any state, or other applicable laws, statutes, regulations or ordinances.  The covenants and obligations of Purchaser hereunder shall survive the Closing and any earlier termination of this Agreement.

(f)            Compliance with Laws.  On and after the Closing Date, Purchaser shall be responsible for complying with all laws, statutes, regulations, guidelines, and orders as the same apply to the Deposits and Assets being transferred, including, without limitation, any statutes involving the escheatment of dormant accounts.

(g)         Data Processing – Closing.  Purchaser shall be responsible for ensuring that any services necessary to consummate the transaction contemplated hereby to be performed by the Purchaser or a third party on behalf of Purchaser, such as a service provider, will be performed in a timely and professional manner so that the contemplated transaction can be consummated in accordance with the terms herein on or before the Closing Date.

7.2                               Purchaser’s Covenants Regarding Branch Employees.  Purchaser agrees that it shall offer employment to the Branch Employees in substantially the same positions that they currently occupy, at the same level of compensation that they currently receive, and at the same location where they are currently assigned.  After all Regulatory Approvals have been obtained Seller will allow reasonable access to Branch Employees to discuss offers of employment by Purchaser provided that such discussions do not interfere with the Branch Employee’s performance of his or her duties as a Branch Employee.  Purchaser hereby makes the following covenants to Seller with respect to any Branch Employee hired.

(a)  Branch Employees hired by Purchaser shall be eligible to participate in Purchaser’s employee benefit plans, fringe benefit plans, and arrangements on the same basis as such plans and benefits exist and are offered to employees of Purchaser with comparable positions subject only to the further provisions of this Section 7.2;

(b)  Branch Employees shall be immediately eligible to participate in Purchaser’s medical and dental health benefit plans;

(c)  Any pre-existing condition clause in any of Purchaser’s health or disability insurance plans shall not be applicable to Branch Employees or their dependants;

(d)  Any co-pay or deductible amount incurred by a Branch Employee under Seller’s health insurance coverage shall be treated as if incurred under the Purchaser’s health insurance coverage for purposes of applying any maximums thereunder; and

(e)  Purchaser shall credit Branch Employees for their length of service with Seller, its predecessors, or its affiliates, for purposes of vesting and eligibility (but not accrual of benefits) under all employee benefit plans offered by Purchaser to employees in similar positions.

7.3                               Seller’s Covenants.  Seller hereby covenants to Purchaser that, from the date hereof until the Closing Date or until termination of this Agreement as provided herein, or such earlier or later times as may be specified in this Agreement, it will do or cause the following to occur:

(a)         Branch Access.  Seller shall use its reasonable efforts to furnish Purchaser, its agents, or representatives reasonable access to, and permit Purchaser to make or cause to be made such reasonable investigation of, information and materials relating to the financial and physical condition of the Branches as Purchaser reasonably deems necessary or advisable; provided, further, that no action shall be required of Seller that would constitute a breach of any obligation of confidentiality or privacy or that would reveal any proprietary information, trade secrets, or marketing or strategic plans.

(b)         Insurance.  Seller shall maintain insurance in place for the Branches as specified under the leases applicable to the Branch Premises.

(c)          Data Processing – Test Material.  Not later than  thirty (30) days prior to Closing Date, provided the Closing Date is  not earlier than September 23, 2005, Seller shall provide Purchaser with applicable product functions, file formats and a set of test tapes related to the accounts that will be transferred to Purchaser hereunder.  The test files defined by the file formats shall be extracts of current master files as they exist on the Seller’s system.  The number of files to be produced by Seller shall be one version of test files  Purchaser shall promptly return to Seller all such files.

(d)         Data Processing – Closing Date. No later than the Closing Date, Seller shall produce the production file tapes and an electronic trial balance of records of account containing the pertinent data and descriptive information relating to the Deposit, Loan and Safe Deposit Box accounts being transferred pursuant to this Agreement and provide such data and information to Purchaser.  Except as otherwise provided above, Seller shall bear all normal and reasonable costs and expenses relating to the performance of its obligations pursuant to this paragraph.  Seller shall have no responsibility for the difference, if any, between its methods of accrual of interest or other amounts payable with respect to accounts and Purchaser’s methods of accrual of interest and other amounts payable with respect to deposit, loan, and safety deposit accounts and business.

(e)          Employee Training. During the period following receipt of all Regulatory Approvals until the Closing Date, Seller shall cooperate with Purchaser, at Purchaser’s sole cost and expense, in making Branch Employees available at reasonable times for whatever program of training Purchaser deems advisable; provided, however, that Purchaser shall conduct such training program in a manner that does not materially interfere with or prevent the performance of the normal duties and activities of such Branch Employees.

(f)  Equipment Installation. During the period following receipt of all Regulatory Approvals until the Closing Date, Seller shall cooperate with and permit Purchaser, at Purchaser’s option and sole cost and expense, to make provision for the installation of teller equipment in the Branches; provided, however, that Purchaser shall arrange installation at such times and in a manner that does not significantly interfere with the normal business activities and operation of the Branches.

(g)         IRA Documentation. Seller shall cooperate with Purchaser in securing proper documentation of change in custodian for any IRA account that is included in the Deposit liabilities of the Branches.

(h)         Preservation of Branch Value.  Seller will operate the Branches prudently, consistent with its ordinary course of business and will take appropriate measures consistent with prudent and past banking practices as applied to the Branches to preserve the value of the Assets and Deposits which are the subject of this Agreement.

(i)            Employee Retention.  Between the date of this Agreement and the Closing Date, Seller will continue its normal employment practices in staffing the Branches.  After the execution of this Agreement, Seller will: (i) use commercially reasonable efforts to maintain the Branch Employees as employees of Seller at the Branches, (ii) refrain from dissuading any Branch Employee from accepting an offer of employment with Purchaser; and (iii) refrain from recruiting Branch Employees for alternate positions with Seller.  For a period of one (1) year beginning on the Closing Date, Seller shall not directly solicit Branch Employees for employment by Seller.  Notwithstanding the foregoing, nothing shall preclude Seller from hiring a Branch Employee (i) who has responded to a solicitation for employment issued by Seller, its agents, or representatives which solicitation is not directed specifically and solely to Branch Employees or (ii) who has approached the Seller independently seeking out employment by the Seller.

(j)            Interim Marketing.   For the period of time beginning with the date of this Agreement and ending on the first anniversary of the Closing Date , Seller shall not (i) use any proprietary Customer list of the Deposits or acquired Loans or other similar record of the holders of accounts that constitute Deposits or borrowers of acquired Loans on the Closing Date, to solicit deposits or to solicit loans of the type acquired pursuant to this Agreement; or (ii) specifically target or solicit Customers for deposits or loans of the type included in this Agreement (including mailings or communications to Customers that offer Customers the option or alternative of maintaining Deposits or Loans with Seller after the Closing Date), provided that the restriction set forth in this section 7.3(j) shall not prohibit newspaper, radio, television, internet, or other mass media or mailing advertisements, if such advertisements are directed at the general public or Seller’s then existing customers, and are not specifically  targeted or directed at the Deposit or Loan Customers of the Branches.

7.4                               Mutual Covenants.  Seller hereby covenants to Purchaser and Purchaser hereby covenants to Seller, as follows:

(a)         Third Party Consents.  From the date hereof until the Closing Date, each party shall cooperate fully in obtaining, and make all reasonable efforts to obtain, any third party consents and approvals which are required to consummate the transactions contemplated by this Agreement.

(b)         Continuing Reps and Warranties.  Each party shall use its best efforts to ensure that its respective representations and warranties remain true until the Closing Date.

(c)          Signage.  During the seven (7) day period immediately preceding the Closing Date, Seller shall cooperate with any reasonable request of Purchaser directed to accomplishing the installation of signage of Purchaser’s choosing at the Branches prior to the Closing Date; provided, however, that (i) all such installations shall be at the sole cost and expense of Purchaser, (ii) such installations shall be performed in such a manner that does not interfere with the normal business activities and operations of the Branches, (iii) all such installed signage shall be covered in such a way as to be unreadable at all times prior to the Closing Date and (iv) Purchaser shall at Purchaser’s sole cost, be responsible  for obtaining all permits and consents required for the installation of the new signage, including without limitation the consent of the landlords of the Branches, and Seller shall cooperate with Purchaser in connection with obtaining such consents and permits.  Not later than the Effective Time, Seller shall, at its sole cost and expense, commence activities directed to accomplishing the removal of all of Seller’s existing signage at the Branches and will diligently pursue such activities in good faith so that such removal may be effected by the Effective Time.

(d)               Information Access.  Except as otherwise set forth in this Agreement, for a period of two (2) years following the Closing Date, Seller and Purchaser mutually agree, subject to any limitations imposed by law, to provide each other, upon written request, with reasonable access to, or copies of, information and records relating to each Branch, including, without limitation, Branch Employee and Customer files which are in the possession or control of Purchaser or Seller, reasonably necessary to permit Seller or Purchaser or any of their affiliates to comply with or contest any applicable legal, tax, banking, accounting, or regulatory policies or requirements, any legal or regulatory proceedings, or any inquiries by Customers or Branch Employees.

(e)          Confidentiality. Seller and Purchaser will cause their respective directors, officers, employees, agents, and other authorized representatives to hold in strict confidence, and not use or disclose to any other party without the prior written consent of the other party, the proprietary business procedures of the other party, the purchase price or terms, and/or the policies or plans of the other party or any of its affiliates.  Seller and Purchaser agree that the terms of this Agreement, including, but not limited to, the financial terms relating to any transaction under this Agreement, are confidential and, except as required by law (including the federal securities laws), regulation, or administrative or court order, neither party shall disclose, and shall prevent any other person not authorized in writing by the other party from disclosing, any such confidential information without the prior written consent of the other party.  Neither party is required to give such consent to the other party.  Purchaser has entered into a Non-Disclosure Agreement effective as of April 4, 2005, and such agreement shall remain in full force and effect and shall survive the Closing.  In the event of a conflict between the terms of this Section 7.4(e) and the Non-Disclosure Agreement, the Non-Disclosure Agreement shall control solely with respect to the preservation of confidentiality.

(f)            Allocation of Consideration.  Purchaser and Seller agree that the consideration payable hereunder on the Closing Date for the Assets, as the case may be, shall be allocated among the Assets on the basis of an allocation to be mutually agreed upon by Purchaser and Seller within thirty (30) days after the Closing Date and that is consistent with Section 1060 of the Code.

(g)         Legal Actions and Claims.  Neither party shall take any action or fail to take any action which would be the basis for a lawsuit involving the transaction contemplated by this Agreement, if the effect of such lawsuit is likely to be materially adverse to either party.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1                               Conditions to Seller’s Obligations.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction, or the waiver by the Seller to the extent permitted, of each of the following conditions at or prior to the Closing, as such term is defined in Article IX.

(a)  Prior Regulatory and other Approvals and Consents.  All filings and registrations with, and notifications to, all federal and state authorities required for the consummation of the transactions contemplated hereby shall have been made, all Regulatory Approvals shall have been received and shall be in full force and effect, with no conditions or limitations, and all applicable waiting periods shall have passed.  If required under the terms of the applicable Lease, Seller shall have received the consent of the landlord to assign the Lease to Purchaser, and said consent shall be in full force and effect, with no conditions or limitations.

(b)  Representations and Warranties.  The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing and the Closing Date with the same effect as though all such representations and warranties had been made on and as of such time (unless a different date is specifically indicated in such representations and warranties), and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date and signed by the President of Purchaser, to the effect that this condition has been satisfied.

(c)  Covenants.  Each and all of the covenants and agreements of Purchaser to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by Purchaser, or shall have been waived in accordance with the terms hereof, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date and signed by the President of Purchaser, to the effect that this condition has been satisfied.

(d)  No Proceeding or Prohibition.  At the time of the Closing, no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to restrain, enjoin or prohibit, in whole or in part, consummation of the transactions contemplated hereby or which might result in rescission in connection with such transactions, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date and signed by the President of Purchaser, to that effect.

8.2                               Conditions to Purchaser’s Obligation.  The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction, or the waiver by Purchaser to the extent permitted, of each of the following conditions at or prior to the Closing, as such term is defined in Article IX:

(a)  Prior Regulatory Approval.  All filings and registrations with, and notifications to, all federal and state authorities required for consummation of the transactions contemplated hereby and Purchaser’s operation of the Branches shall have been made, all Regulatory Approvals shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.  A Regulatory Approval will not be deemed to have been received by Purchaser, and the condition to closing set forth in this Section 8.2(a) shall not be deemed to have been met, if such Regulatory Approval shall have been granted with the imposition of a condition which is deemed by both the Purchaser and Seller, both acting reasonably, to be materially burdensome to Purchaser. Purchaser shall not be permitted to waive the condition to Closing set forth in this Section 8.2(a).

(b)  Representations and Warranties.  The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing and the Closing Date with the same effect as though all such representations and warranties had been made on and as of such time (unless a different date is specifically indicated in such representations and warranties), and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, to the effect that this condition has been satisfied.

(c)  Covenants.  Each and all of the covenants and agreements of Seller to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by Seller, or shall have been waived in accordance with the terms hereof, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, to the effect that this condition has been satisfied.

(d)  No Proceeding or Prohibition.  On the Closing Date, no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to restrain, enjoin or prohibit consummation of the transaction contemplated hereby or which might result in rescission in connection with such transaction, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, to that effect.

ARTICLE IX

CLOSING AND CLOSING OF ASSET AND DEPOSIT RECORDS

9.1                               Time and Place.  The consummation of the transactions contemplated under this Agreement shall take place at the closing (the “Closing”) on the Closing Date.  The Closing shall be held at the Seller’s offices located at Bridgeport Center, 850 Main Street, Bridgeport, CT  or via courier or facsimile transmission as designated by Seller.  The Closing will be deemed to have been consummated and final as of the Effective Time.  All actions taken and documents delivered at the Closing will be deemed to have been taken and executed simultaneously, and no action will be deemed taken nor any document deemed delivered until all have been taken and delivered.  Seller and Purchaser acknowledge that time is of the essence with respect to consummating the transactions contemplated under this Agreement on or before September 23, 2005.

9.2                               Updated Schedules.  At least five (5) days prior to the Closing Date, Seller shall deliver to Purchaser the Updated Schedule of Assets and the Updated Schedule of Deposits.  The Updated Schedule of Assets shall be prepared by beginning with the Schedule of Assets, and subtracting from it any Loan or Safe Deposit Box Account that was paid in full and/or closed as of the Estimation Date, and adding to it (i) any Loan or Safe Deposit Account opened at the Branch prior to or on the Estimation Date, (ii) the amount of Cash in Hand, and (iii) any other asset or assets as may have been mutually agreed upon in writing by Seller and Purchaser.  The Updated Schedule of Deposits shall be prepared by beginning with the Schedule of Deposits, and then (a) subtracting from it any Deposit Account that was closed on or before the Estimation Date, (b) adding to it (i) any deposit account opened at the Branch prior to or on the Estimation Date (provided, however, that any deposit opened at the Branch after the date of this Agreement but prior to the Effective Time which is opened by a customer of the Seller or any of its affiliates who (I) is not a Customer, and (II) does not have a primary relationship with the Seller at another branch or office of Seller or its affiliates in the Seller’s sole and exclusive discretion, shall be included in the Deposits transferred to the Purchaser), and (ii) any other Deposits as may have been mutually agreed upon in writing by Seller and Purchaser, and (c) appropriately adjusting the balances for the Deposits Accounts listed on the Schedule of Deposits, or the Updated Schedule of Deposits, as the case may be.  The balances reflected on the Updated Schedules of Assets and Updated Schedule of Deposits will show the balances and/or value, as of the Estimation Date.

9.3                               Interim Closing Statement.  At least three (3) days prior to the Closing Date, Seller shall deliver to Purchaser the Interim Closing Statement in substantially the form attached hereto as Exhibit C.  The Interim Closing Statement shall be based upon the information contained in the Updated Schedule of Assets and the Updated Schedule of Deposits, and shall be used to calculate the Payment due from Seller to Purchaser on the Closing Date.

9.4                               Closing.  On or before the Closing Date the parties shall deliver and exchange the Closing Documents as required pursuant to this Agreement.  Seller shall deliver to Purchaser the following documents in addition to any other documents which Purchaser has identified to Seller at a reasonable time prior to the Closing Date that are necessary or reasonably advisable in order to consummate the transaction contemplated by this Agreement:

(a)  Seller’s Certificate(s)

(b)  Bill of Sale in substantially the form attached hereto as Exhibit D.

(c)   Assignment of Loans

(d)   Assignment and Assumption of Lease for each Branch and any closing documents specified  therein

Purchaser shall deliver to Seller the Purchaser’s Certificate as well as any other documents which Seller has identified to Purchaser at a reasonable time prior to the Closing Date that are necessary or reasonably advisable in order to consummate the transaction contemplated by this Agreement.

9.5                               Assets Delivered.  On or before the Closing Date, Seller shall deliver to Purchaser (i) such of the Assets as shall be capable of physical delivery, (ii) such of the files, records, and documents (in whatever medium then maintained by Seller pertaining to the Assets and the Deposits as exist and are available) which Seller is required to deliver to Purchaser according to the terms of this Agreement, (iii) the Safe Deposit Boxes, the keys thereto and the contents thereof, and (iv) all Safe Deposit Box agreements and other documents pertaining to the safe deposit business as conducted at the Branches.

9.6                               Closing of Asset Records.  In accordance with Section 4.1, the Seller assigns, transfers, conveys, and delivers to the Purchaser the following records pertaining to the Assets of the Seller sold to the Purchaser under this Agreement:

(a)                                  Loan and collateral records and credit files and other documents;

(b)                                 Records, including signature cards, related to Safe Deposit Boxes purchased;

(c)                                  Any user manuals, instructions or warranties for the equipment being transferred which Seller has in its readily available files.

9.7                               Loan Documentation. On or before the Closing Date, or as soon thereafter as practicable, Seller shall deliver to Purchaser all appropriate files related to the Loans that Seller retains in original paper form as maintained at the Branches.  From and after the Closing Date, Seller shall promptly deliver upon Purchaser’s reasonable request from time to time at Purchaser’s reasonable expense any additional Loan information that Seller has retained in its possession in electronic form (e.g., microfiche or magnetic tape).

9.8                               Closing of Deposit Records. On or before the Closing Date, Seller shall assign, transfer, convey, and deliver to the Purchaser the following records pertaining to the Deposit liabilities of the Seller assumed by the Purchaser under this Agreement which records may at Seller’s option, be delivered in either electronic or paper form :

(a)                                  signature cards,  contracts between the Seller and its depositors and records of similar characters;

(b)                                 passbooks of Depositors held by the Seller, deposit slips, cancelled checks, and  ATM withdrawal orders representing charges to accounts of Depositors;

9.9                               Purchase Price. The Total Purchase Price for the Assets and Deposits purchased and assumed pursuant to this Agreement shall be the sum of: (a) the product of fourteen percent (14%) times the Total Deposits as stated in the Updated Schedule of Deposits, and (b) the Book Value of the Miscellaneous Assets, as they appear on the Updated Schedule of Assets, if any; and (c) the aggregated balance plus accrued interest on the Loans to and including the Closing Date, appearing on the Updated Schedule of Assets.  The Total Price Purchase shall be adjusted as provided in Article X hereof.

9.10                        Earnest Money.  On or before 12:00 p.m. on the first Business Day following the date on which this Agreement is executed by both parties, Purchaser shall deliver to Seller an “Earnest Money Deposit” by wire transfer to such deposit account as has been designated by Seller to Purchaser in writing, and if no such deposit account has been designated to Purchaser, the Earnest Money Deposit shall be delivered by Purchaser to Seller at its offices located at 850 Main Street, Bridgeport, CT, on or before 12:00 noon on the date such Earnest Money Deposit is due.   The amount of the Earnest Money Deposit shall be equal to three percent (3%) of the Total Deposits as listed on the Schedule of Deposits.  The Earnest Money Deposit shall earn interest at the highest posted rate of interest that Seller pays on its retail money market accounts.  The Earnest Money Deposit shall be returned to Purchaser by Seller if this Agreement is terminated for any reason other than:

(a)                                  by Seller pursuant to Section 12.1(e) hereof;

(b)                                 by Purchaser pursuant to Section 12.1(h) hereof;

(c)                                  by Seller pursuant to Section 12.1(a) hereof if the transaction has not been consummated on or before December 31, 2005 because of Purchaser’s failure to perform or observe in any material respect its covenants or agreements set forth herein; or

(d)                                 due to the failure of the Purchaser to obtain all of the necessary Regulatory Approvals if Purchaser has failed to perform all of its obligations hereunder relating to obtaining the Regulatory Approvals.

9.11                        Payment.  On the Closing Date, Purchaser agrees to pay to Seller the balance of the Total Purchase Price outstanding and Seller agrees to pay to Purchaser the amount of the Deposit liabilites.  Purchaser and Seller agree that this shall be done by Seller’s transfer of funds to Purchaser in an amount equal the “Funds Due to Purchaser” on the Closing Date which shall be equal to A minus the Sum of B + C + D + E where

A =	The aggregate balance of the Deposits, including accrued interest to and including the Closing Date, appearing on the Updated Schedule of Deposits

B =

The earned share of the Safe Deposit Box Account fees which had not been paid at the time of the Closing minus the unearned share of any Safe Deposit Account fees paid to Seller for any portion of the term of the rental agreement for the Safe Deposit Boxes occurring on and after the Closing Date, as such amounts appear on the Updated Schedule of Assets.

C =

The balance of the Total Purchase Price, which shall be equal to the Total Purchase Price calculated pursuant to Section 9.9 minus the sum of the Earnest Money Deposit paid plus any interest earned thereon pursuant to Section 9.10 hereof.

D =

The balance due at Closing including adjustments as provided pursuant to the terms of the Assignment and Assumption of Lease Agreement for each Branch, which shall include adjustments for rents, security deposits or other sums, if any, prepaid by Seller and the appropriate adjustments for real and personal property taxes, oil, water and other utilities, if any, associated with each Branch.

E =	Cash on Hand in each Branch.

9.12                        Wire Closing of Payment.  On or before 3:00 p.m. Eastern Standard Time on the Closing Date, Seller shall deliver to Purchaser by wire transfer to such deposit account as has been designated by

Purchaser to Seller in writing delivered to Seller on or before the Closing Date, the Funds Due to Purchaser pursuant to Section 9.11.

9.13                        Data Processing. All tasks and obligations concerning the provision of data processing services to or for the Branches after the Effective Time shall be performed solely and exclusively by Purchaser.  Purchaser acknowledges its assumption of all such tasks and obligations, and further acknowledges that any delay, failure, or inability on its part to perform such tasks or to comply with such obligations, except as and to the extent attributable to any delay, failure, or inability on the part of Seller in performing those tasks or complying with those obligations specifically set forth in Section 7.3, shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement.

ARTICLE X

ADJUSTMENTS

10.1                        Final Schedules.  On or before the date that is three (3) Business Days before the Settlement Date, Seller shall deliver to Purchaser the Final Schedule of Deposits and the Final Schedule of Assets.

10.2                        Payment and Closing on Settlement Date.  On or before 12:00 noon on the Settlement Date, Purchaser agrees to cause to be paid to the Seller, or the Seller, agrees to pay to the Purchaser, as the case may be, a payment in an amount which reflects net adjustments made on account of differences between the payments paid on the Closing Date based upon the Updated Schedule of Deposits and the Updated Schedule of Assets and the net payment due pursuant to this Agreement based upon the Final Schedule of Deposits and the Final Schedule of Assets.

10.3                        Interest.  Any amounts paid on the Settlement Date under Section 10.2 shall bear interest from and including the Closing Date to and including the day preceding the Settlement Date.  The interest rate for the period for net balances due either party shall be a rate equal to the equivalent coupon issue yield on twenty-six (26)-week United States Treasury Bills in effect as of the Closing Date as published in The Wall Street Journal, New York edition; provided, that if no such equivalent coupon issue yield is available as of the Closing Date, the equivalent coupon issue yield for such Treasury Bills most recently published in The Wall Street Journal, New York edition prior to the Closing Date shall be used.

ARTICLE XI

CONTINUING COOPERATION

11.1                        General Matters.  The parties hereto agree that they will, in good faith and with commercially reasonable efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and effect the purpose hereof.

11.2                        Cooperation in Transaction.  Purchaser and Seller shall use commercially reasonable  efforts to cooperate with each other in assuring an orderly transition of ownership of the Assets and responsibility for the Deposit Account liabilities for a period of thirty (30) days following the Closing Date, or such longer period as may be specified in this Agreement with respect to specific re-transfers.

11.3                        Claims and Suits.  Seller shall have the right, in its discretion, to (i) intervene or participate in the defense or settlement of any claims or suit against Purchaser with respect to which Seller has indemnified Purchaser, in the same manner and to the same extent as provided in the indemnity provisions of this Agreement, and (ii) intervene or participate in the defense or settlement of any claim or suit against Purchaser with respect to any liability assumed which claim or suit may result in a loss to Seller arising out of or related to this Agreement, or have existed against Seller on or before the Closing Date.  Exercise by Seller of any rights hereunder shall not release Purchaser with respect to any of its obligations under this Agreement.

11.4                        Preservation of Records.  Seller and Purchaser hereby agrees that each shall preserve and maintain for the joint benefit of Seller and Purchaser, all Records of which it has custody for the retention periods required pursuant to Connecticut law and any other relevant law or regulation.

11.5                        Access to Records.  Except as otherwise set forth in this Agreement, Seller and Purchaser mutually agree, subject to any limitations imposed by law, to provide each other as soon as practicable after receiving a written request, with reasonable access to, or copies of Records relating to the Branch, including, without limitation, Customer files which are in the possession or control of Purchaser or Seller and are reasonably necessary to permit Seller or Purchaser or any of their affiliates to comply with or contest any applicable legal, tax, banking, accounting, or regulatory policies or requirements, any legal or regulatory proceedings, or Customer inquiries or claims.  Furthermore, Seller and Purchaser agree that they shall provide timely notice to the other party in writing of any pending or proposed tax audits (with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request) or assessments for taxable periods for which the other party may have a liability.  The party requesting assistance or cooperation shall bear the other party’s reasonable and out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party providers.

ARTICLE XII

TERMINATION

12.1                        Methods of Termination. This Agreement may be terminated in any of the following ways:

(a)               By either Purchaser or Seller, in writing, if the transaction has not been consummated on or before December 31, 2005, time being of the essence, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party as set forth herein;

(b)               At any time prior to the Closing Date by the mutual consent in writing of Purchaser and Seller;

(c)                By Purchaser in writing if and when, at any time prior to the Closing Date, any condition of Purchaser’s obligations set forth in this Agreement becomes (in the opinion of both Seller and Purchaser) incapable of being fulfilled and such condition has not been waived by Purchaser;

(d)               By Seller in writing if and when, at any time prior to the Closing Date, any condition of  Seller’s  obligations set forth in this Agreement becomes (in the opinion of both Purchaser and Seller) incapable of being fulfilled and such condition has not been waived by Seller;

(e)                At any time prior to the Closing Date by Purchaser or Seller in writing if the other party continues to be in breach of any material representation and warranty as if such representation and warranty had been made on and as of the date of the notice of breach thereof unless a different time is specified in any such representation and warranty (excluding any representations and warranties made in Section 6.9 hereof) or covenant made by the breaching party in this Agreement in any material respect, and such breach has not been cured within twenty (20) days after the giving of written notice to the breaching party of such breach;

(f)                  By Seller in writing at any time after any applicable regulatory authority has either (i) denied approval of any application of Purchaser or Seller seeking approval of the transaction contemplated hereby, in whole or in part, or (ii) failed to act on any application in a timely manner such that Seller and Purchaser both reasonably believe that Purchaser will not be able to consummate the transaction on or before December 31, 2005; provided however, that Seller shall not have the right to terminate this Agreement if such denial or request or recommendation for withdrawal shall be due to the failure of Seller to perform or observe in any material respect the covenants and agreements of such party as set forth herein;

(g)               By Seller in the event that there is pending litigation against Seller with respect to the transactions contemplated by this Agreement which as determined by the mutual agreement of both parties acting reasonably is likely to result in materially adverse consequences to Seller if Seller does not terminate the Agreement; or

(h)               By Purchaser in the event there is pending litigation against Purchaser with respect to the transactions contemplated by this Agreement which as determined by the mutual agreement of both parties acting reasonably is likely to result in materially adverse consequences to Purchaser if Purchaser does not terminate the Agreement.

12.2                        Effect of Termination.  Except as otherwise specifically provided in this Agreement, in the event of termination of this Agreement pursuant to this Article XII, neither Purchaser nor Seller nor their respective officers, directors, or agents shall have any liability or obligation to the other under this Agreement except (i) liabilities and obligations arising from Sections 13.3 and 13.4 of this Agreement, (ii) liabilities arising from the failure of timely satisfaction of conditions precedent to the obligations of a party to the extent that such failure of timely satisfaction is attributable to the actions or inactions of such party, (iii) liabilities under the Non-Disclosure Agreement and confidentiality provision of this Agreement, (iv) liabilities and obligations arising from any material breach of any provision of this Agreement occurring prior to the termination hereof, and (v) as otherwise expressly  provided herein.

ARTICLE XIII

DAMAGES AND REMEDIES

13.1                        Remedies Upon Default.  Unless stated otherwise herein, in the event of a breach by the Seller or Purchaser of any of the covenants and agreements contained in this Agreement, to which the other party has not consented, the nondefaulting party shall be entitled to one or more of the following remedies, in addition to any other remedy provided for as a matter of law, and to the extent such remedies are not by their nature exclusive:  (i) to collect through an action at law any damages sustained by the nondefaulting party in excess of canceled payments; and (ii) to obtain as appropriate, and without the necessity of showing actual damages (A) an injunction against the continuation of any such breach; or (B) specific performance of any negative covenant of the nondefaulting party, it being agreed by the parties that money damages alone for such defaults would be inadequate.

13.2                        Notices of Default.  Each of Seller and Purchaser shall promptly give written notice to the other upon becoming aware of the impending or threatened occurrence of any event which could reasonably be expected to cause or constitute a breach of any of their respective representations, warranties, covenants, or agreements contained in this Agreement.

13.3                        Indemnification by Both Parties.  Seller and Purchaser agree to indemnify and hold harmless each other, their officers, directors, employees, agents, and related entities from any and all claims, liabilities, expenses (including without limitation attorney’s fees), and losses arising out of or incurred in connection with the breach of this Agreement or any misrepresentation made in this Agreement by Seller or Purchaser or any of their Representatives.  This indemnification shall survive the termination or expiration of this Agreement or the Closing.

13.4A               Indemnification by Purchaser.  From and after the Closing Date, Purchaser shall indemnify, hold harmless and defend Seller from and against all claims, losses, liabilities, demands and obligations, including without limitation reasonable attorneys’ fees and operating expenses which Seller may receive, suffer, or incur in connection with (i) any losses incurred by Seller related to Seller’s compliance with instructions from Purchaser made pursuant to this Agreement and not related to any gross negligence or malfeasance on the part of Seller and (ii) operations and transactions occurring on or after the Effective Time and which involve Assets transferred and/or Deposits and any other obligations and liabilities assumed pursuant to this Agreement or any other document signed in connection with the purchase contemplated hereby.  The obligations of Purchaser under this Section shall be contingent upon Seller giving Purchaser written notice (i) of the receipt by Seller of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this Section, including copies thereof, and (ii) of the assertion of any claim or demand relating to the Assets transferred to and/or the Assumed Deposits or Loans and the other obligations and liabilities assumed by Purchaser on or after the Closing.  Purchaser shall have the right to take over Seller’s defense in any such actions, suits, or proceedings through counsel selected by Purchaser provided the counsel is qualified to handle such matters, to compromise and/or settle the same and to prosecute any available appeals or review of any adverse judgment or ruling that may be entered therein.  Purchaser shall use best efforts to get Seller removed from any such case or action as soon as possible.  Purchaser and/or its attorney shall not take any action in connection with any such claim or sale which would injure Seller’s reputation.  The covenants and obligations of Purchaser under this Section 13.4A  shall survive the Closing or any earlier termination of this Agreement.

13.4B                         Indemnification by Seller.  From and after the Closing Date, Seller shall indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including without limitation reasonable attorneys’ fees and operating expenses which Purchaser may receive, suffer, or incur in connection with (i) any losses incurred by Purchaser related to Purchaser’s compliance with instructions from Seller made pursuant to this Agreement and not related to any gross negligence or malfeasance on the part of Purchaser and (ii) operations and transactions occurring before the Effective Time and which involve Assets transferred and/or Deposits and any other obligations and liabilities assumed pursuant to this Agreement or any other document signed in connection with the purchase contemplated hereby.  The obligations of Seller under this Section shall be contingent upon Purchaser giving Seller written notice (i) of the receipt by Purchaser of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this Section, including copies thereof, and (ii) of the assertion of any claim or demand relating to the Assets transferred to and/or the Assumed Deposits or Loans and the other obligations and liabilities assumed by Seller on or after the Closing.  Seller shall have the right to take over Purchaser’s defense in any such actions, suits, or proceedings through counsel selected by Seller provided the counsel is qualified to handle such matters, to compromise and/or settle the same and to prosecute any available appeals or review of any adverse judgment or ruling that may be entered therein.  Seller shall use best efforts to get Purchaser removed from any such case or action as soon as possible.  Seller and/or its attorney shall not take any action in connection with any such claim or sale which would injure Purchaser’s reputation.  The covenants and obligations of Seller under this Section 13.4B shall survive the Closing or any earlier termination of this Agreement.

13.5                        Attorneys Fees and Costs.  If it is determined in a judicial proceeding that either party has failed under any provision of this Agreement, and if either party will employ attorneys or incur other expenses for the enforcement, performance, or observance of the terms of this Agreement, then the prevailing party, to the extent permitted by law, shall be entitiled to recover reasonable attorneys’ fees and other out-of-pocket expenses from the other party, which fees shall be in addition to any other relief which may be awarded.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1                        Entire Agreement.  This Agreement, the schedules and exhibits hereto, and the Non-Disclosure Agreement constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated thereby and supersede any prior agreements and understandings between the parties, oral or written, with respect to the matters and transactions contemplated herein.

14.2                        Assignment and Modification.  This Agreement cannot be assigned, pledged, or hypothecated by the Purchaser to a third party without the prior written consent of the Seller, which shall be in Seller’s sole discretion.  Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

14.3                        Public Announcements.  Except to the extent required otherwise by law, with respect to which Purchaser and Seller may act upon the advice of their respective legal counsel, neither Purchaser nor Seller shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transitions contemplated hereby prior to the Closing Date without obtaining the consent to or the approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

14.4                        Successor and Assigns.  All terms and conditions of this Agreement shall be binding on the successors and assigns of Seller and Purchaser.  Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than Seller and Purchaser any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of Seller and Purchaser and for the benefit of no other person.

14.5                        Manner of Payment.  All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other party.

14.6                        Notice.  Any notice, request, demand, consent, approval, or other communication to any party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid, courier service, or facsimile transmission at its address set forth below or at such other address as it shall hereafter furnish in writing to the other party.  All such notices and other communications shall be deemed given on the date received by the addressee.

SELLER

People’s Bank

850 Main Street

Bridgeport, CT  06604

Attention:                 Robert R. D’Amore
Executive Vice President

With a copy to:	William T. Kosturko
Executive Vice President and General Counsel

Facsimile Number:	(203) 338-3600
Attention: Robert R. D’Amore

PURCHASER

Putnam Savings Bank

40 Main Street

Putnam, CT, 06260

Attention:  Robert G. Cocks, Jr.
President and Chief Executive Officer

Facsimile Number:  (203) 963-0821

With a copy to:             Eric Luse, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Ave, NW, Suite 400

Washington, D.C. 20015

Facsimile Number:  (202) 362-2902

14.7                        Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, each of which when so executed and delivered, shall be deemed an original, but all of which taken together shall constitute one and the same instrument even though different parties may have signed different counterparts and no counterpart has been signed by all of the parties.  Signatures transmitted by facsimile to the facsimile number set forth in Section 14.6 or other number provded in writing by one party to the other shall have the same effect as an original signature.

14.8                        Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the law of the State of Connecticut.

14.9                        Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (i) consent, waivers, and modifications which may hereafter be executed, (ii) documents received by any party at the Closing, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, or miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

14.10                 Waiver.  Seller and Purchaser may waive their respective rights, powers, or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of Seller or Purchaser to exercise any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege by Seller, or Purchaser under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power, or privilege under this Agreement.

14.11                 Costs, Fees and Expenses.  Except as otherwise specifically provided herein, each party hereto agrees to pay all costs, fees, and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel; provided, that Purchaser shall pay all fees, costs and expenses  incurred in connection with the transfer to it of any assets, liabilities, or obligations hereunder.

14.12                 Severability.  If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

14.13                 Headings.  The headings and subheadings of the Table of Contents, Articles and Sections contained in this Agreement, except the terms identified for definition in Article I and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

SELLER:

PEOPLE’S BANK		Attest:

By:	/s/ Philip R. Sherringham	/s/ Kathy A. Johnson
Philip R. Sherringham
Executive Vice President and
Chief Financial Officer

PURCHASER:

PUTNAM SAVINGS BANK		Attest:

By:	/s/ Robert G. Cocks, Jr.	/s/ Barbara L. McGarry
Robert G. Cocks, Jr.
President and CEO

Exhibit A

Form of Assignment and Assumption of Lease Agreement

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Assignment”) is made as of the [ CLOSING DAY ] day of [ CLOSING MONTH ], 2005, by and between People’s Bank, having an address at 850 Main Street, Bridgeport, CT 06604 (the “Assignor”) and  [ PURCHASER’S NAME ], having an address at [ PURCHASER’S ADDRESS ] (the “Assignee”).

WHEREAS, Assignor and Assignee have entered in a Purchase and Assumption Agreement Concerning the Griswold, Ledyard, and Plainfield Branches dated [ AGREEMENT DATE  ] (the “P&A Agreement”) pursuant to which Assignee has agreed, among other things to purchase certain of Assignor’s branches; and

WHEREAS, in connection with the P&A Agreement, Assignor has agreed to sell to Assignee and Assignee has agreed to buy from Assignor the leasehold interest in the demised premises located at [                BRANCH LOCATION          ], Connecticut (the “Premises”) under that certain Lease Agreement (“Lease”), dated [  LEASE DATE  ] between Assignor, as tenant, and [  LESSOR NAME  ] (the “Landlord”).  The Premises are more particularly described in the Lease and in that certain Memorandum of Lease dated                    and recorded in Volume                   , Page              of the                          Land Records, and

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.                                       Effective as of                                (the “Effective Date”), Assignor hereby sells, transfers, assigns, delivers, and conveys to Assignee all of the right, title and interest of Assignor in and to the Lease.

2.                                       Assignee hereby accepts all of the right, title, and interest of Assignor in and to the Lease and assumes all of the obligations of the tenant under the Lease from and after the Effective Date with the same force and effect as if Assignee had executed the Lease as the tenant.

3.                                       As of the Effective Date, Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform, and fulfill all of the terms, covenants, obligations, and conditions required to be kept, performed, and fulfilled by the Assignor under or with respect to the Lease which arise or accrue on or after the Effective Time.  Assignee shall not commit a breach under the Lease or take any action, or fail to take any action, if doing the same would constitute a default under the Lease.

4.                                       Assignor shall indemnify and hold Assignee harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees), expenses and causes of action which may arise and accrue from or under the Lease and that are attributable to periods of time prior to the Effective Date, regardless of when same are discovered or asserted or which may arise or accrue out of a breach of this Assignment by Assignor.  Assignee shall indemnify and hold Assignor harmless from and against any and all damages, claims, liabilities, costs (including reasonable attorney’s fees and any expenses or costs incurred by Assignor to cure any default by Assignee under the Lease), expenses and causes of action which may arise and accrue from or under the Lease and that that are attributable to periods of time on or after the Effective Date, regardless of when same are discovered or asserted or which may arise and accrue from a breach of this Assignment by Assignee.  These indemnifications shall survive the termination or expiration of this Assignment.

5.                                       Assignee shall immediately notify Assignor of any breaches on the part of the Landlord or Assignee, itself, under the terms of the Lease.  Assignee shall have the right, but not the obligation, to cure any default under the Lease by Assignee, and Assignee shall immediately reimburse Assignor for any expenses (including without limitation attorney’s fees) incurred in connection therewith.

6.                                       This Assignment shall be binding on and inure to the benefit of the parties hereto, their successors and assigns.

7.                                       This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute the same instrument.

8.                                       This Assignment has been executed and delivered in State of Connecticut and shall be construed and enforced in accordance with and governed by the laws of such state.

9.                                       If any provision of this Agreement is invalid or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.                                 Each party agrees to execute and deliver such other assignments, endorsements, documents, agreements, and instruments and to take or cause to be taken such further actions as may be necessary, or as any other party may reasonably request, in order to effectuate or consummate the transactions contemplated hereby.

11.                                 Each party may waive their respective rights, powers, or privileges under this Assignment; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of a party to exercise any right, power, or privilege under this Assignment shall operate as a waiver thereof, nor will any single or partial exercise of any power or privilege under this Assignment preclude any other or further exercise thereof or the exercise of any other right, power, or privilege by a party under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power, or privilege under this Assignment.

12.                                 This Agreement may not be changed, modified, discharged or terminated orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed under seal as of the day and year first above written.

ASSIGNOR:

Witness:		PEOPLE’S BANK

By:
Name:
Title:

ASSIGNEE:

Witness:		[ PURCHASER’S NAME ]

By:
Name:
Title:

STATE OF CONNECTICUT	)
	)	ss. Bridgeport
COUNTY OF FAIRFIELD	)

Personally appeared                      , duly authorized                                  of People’s Bank, Signer and Sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, and the free act and deed of said bank, before me on this                              day of                   , 2005.

Commissioner of the Superior
Court/Notary Public

STATE OF CONNECTICUT	)
)ss.
COUNTY OF	)

Personally appeared                      , duly authorized                              of Putnam Savings Bank, Signer and Sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, and the free act and deed of said bank, before me on this                              day of                   , 2005.

Commissioner of the Superior
Court/Notary Public

Exhibit B

Form of Assignment of Loans

ASSIGNMENT

PEOPLE’S BANK (“Seller”) for value received and pursuant to the terms and conditions of that certain Purchase and Assumption Agreement concerning the Griswold,  Ledyard, and Plainfield Branches, between the Seller and [        PURCHASER’S NAME         ] (“Buyer”) dated as of [   AGREEMENT DATE   ] (the “Agreement”), does hereby sell, assign, transfer, convey, and deliver to Purchaser, its successors and assigns, effective as of 5:00 p.m. on [  CLOSING DATE   ] (the “Effective Time), all right, title, and interest of Seller in and to the Personal Credit Lines, Collateral Loans, and Business Credit Lines as set forth in the Schedule of Assets attached hereto as Schedule I.  This Assignment is made without representations or warranties except as expressly set forth in the Agreement and subject to the terms and conditions of the Agreement.

Executed as of the                                                         day of                           , 2005

PEOPLE’S BANK

By:
Philip R. Sherringham
Its:	Executive Vice President and
Chief Financial Officer

Exhibit C

Form of Interim Closing Statement

PEOPLE’S BANK BRANCH SALE

GRISWOLD, LEDYARD, AND PLAINFIELD BRANCHES

INTERIM CLOSING STATEMENT

[ D A T E ]

Seller:	People’s Bank
Purchaser:	Putnam Savings Bank

Closing Date:
Estimation Date:

TOTAL PURCHASE PRICE
CREDITS TO PURCHASER
Earnest Money Deposit ($[ AMT ]) plus accured interest		$—

Deposit Balances		$—
Retail Deposits	—
Commercial Deposits	—

Total Credits Due Purchaser		$—
CREDITS TO SELLER
Balance of Total Purchase Price		$—
Loan Balances		$—
Personal Credit Lines	—
Collateral Loans	—
Business Credit Lines	—
Safe Deposit Box Fees		—
Miscellaneous Assets including overdrafts advanced		$—
Furniture, Fixtures, Equipment	—
Overdrafts	—
Other	—
Miscellaneous Adjustments if any		$—
Personal Property Tax	—
Other	—
Cash on Hand		$—
Total Funds Due Seller		$—
FUNDS DUE TO PURCHASER AT CLOSING
Total Funds Due Purchaser		$—
Total Funds Due Seller		—
Balance Due to Purchaser		$—

Exhibit D

Form of Bill of Sale

BILL OF SALE

PEOPLE’S BANK (“Seller”) for value received and pursuant to the terms and conditions of that certain Purchase and Assumption Agreement Concerning the Griswold,  Ledyard, and Plainfield Branches between the Seller and [       PURCHASER’S NAME         ] (“Buyer”) dated as of [   AGREEMENT DATE   ] (the “Agreement”), does hereby sell, assign, and convey to Buyer, its successors and assigns, all right, title, and interest of Seller in and to the property listed in Schedule I, attached hereto, and made a part hereof for all purposes.  This sale is made without representations and warranties except as expressly set forth in the Agreement and subject to the terms and conditions contained in the Agreement.

EXECUTED effective as of 5:00 p.m. on the [ CLOSING DAY  ] of [ CLOSING MONTH ], 2005.

PEOPLE’S BANK

By:
Philip R. Sherringham
Its:	Executive Vice President and
Chief Financial Officer

Schedule I: Schedule of Assets

In addition to the following assets, the lease of the Branch Premises and any and all other assets expressly included in the Lease Assignments are among the Assets to be transferred pursuant to this Agreement in accordance with the terms of the Lease Assignments.

A.  Personal Credit Lines (as of 4/30/2005)

Deposit Acct Description	Number of Accts With Credit Lines	Total Credit Lines	Credit Line in Use

Checking	160	$176,000	$15,072
Now	2	$3,500	—

TOTAL PERSONAL CREDIT LINES	162	$179,500	$15,072

B.  Collateral Loans Secured with Passbook Accounts (as of 4/30/2005)

Description	Number of Accounts	Principal Balance	Current Rate (%)

Collateral Loans	19	$166,816.50	4.60

C.  Business Credit Lines (as of 4/30/2005)

Deposit Acct Description	Number of Accts With Credit Lines	Total Credit Lines	Credit Line in Use

Commercial Checking	12	$109,500	$54,312

D.  Vault Cash (as of 4/30/2005)

Ledyard	$197,463

Plainfield	$190,539

Griswald	$402,030

TOTAL	$790,032

1

E.  Overdrafts

Overdrafts as of the Closing Date that are associated with Retail or Commercial Deposit accounts referenced in Schedule II (the Schedule of Deposit Liabilities) will be included in the sale.

F.  Safe Deposit Accounts

See Schedule III

G.   Miscellaneous Assets

See Fixed Assets Lists for each Branch on the following pages

2

Fixed Assets - Griswold Branch  RC 7155

As of April 30, 2005

Asset Nbr	Location	Description	Manufacturer	Model Number	Orig Cost	Deprec	@ 4/30/05

0405035	461 VOLUNTOWN RD. GRISWOLD	CAMERA CONTROL UNIT - SECURITY	NAVCO
0405050	461 VOLUNTOWN RD. GRISWOLD	CLOSED CIRCUIT MONITOR - SECURITY SYSTEM	SANYO	550
0405027	461 VOLUNTOWN RD. GRISWOLD	TIME ELAPSE RECORDER - SECURITY SYSTEM	NAVCO	2700
0404764	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404772	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404780	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404723	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404731	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404749	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
0404756	461 VOLUNTOWN RD. GRISWOLD	SECURITY CAMERA	NAVCO	3000
		SUBTOTAL CAMERA EQUIPMENT			8,158	8,158	—

0396341	461 VOLUNTOWN RD. GRISWOLD	FAX MACHINE	OKIDATA	OKIFAX 5300	1,246	1,246	—

0404921	461 VOLUNTOWN RD. GRISWOLD	CURRENCY COUNTER	MAGNER	95UMD	1,452	1,452	—
0404939	461 VOLUNTOWN RD. GRISWOLD	CURRENCY COUNTER	GLORY	GFB-520	1,330	1,064	266

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	PAPER SHREDDER			822	822	—

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	ATM CHECK DESK			510	321	189

0404707	461 VOLUNTOWN RD. GRISWOLD	RATE BOARD	NO MFG AVAILABLE		1,685	1,685	—
Not Tagged	461 VOLUNTOWN RD. GRISWOLD	OTHER SIGNAGE			22,343	22,343	—

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	TRANE HEAT PUMP			3,291	1,189	2,103
Not Tagged	461 VOLUNTOWN RD. GRISWOLD	CARPETING			7,700	1,412	6,289

0404715	461 VOLUNTOWN RD. GRISWOLD	DRIVE-UP SYSTEM	NO MFG AVAILABLE		5,193	5,193	—

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	VARIOUS LEASEHOLD IMPROVEMENTS-MILLWORK			41,522	16,091	25,431
Not Tagged	461 VOLUNTOWN RD. GRISWOLD	Site Work, Architectural, Engineering, Mgt Fees			27,650	10,715	16,935
Not Tagged	461 VOLUNTOWN RD. GRISWOLD	Historical Leasehold Improvements			79,108	79,108	—
Not Tagged	461 VOLUNTOWN RD. GRISWOLD	ATM Surround			6,376	6,376	—

0408005	461 VOLUNTOWN RD. GRISWOLD	NIGHT DEPOSITORY	NO MFG AVAILABLE		4,059	4,059	—

0404947	461 VOLUNTOWN RD. GRISWOLD	COPIER	CANON	NP6030	1,640	1,640	—

0407668	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407676	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407684	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407692	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407700	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407718	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE

1

Asset Nbr	Location	Description	Manufacturer	Model Number	Orig Cost	Deprec	@ 4/30/05
0407783	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407817	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407833	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407866	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407874	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407916	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
0407957	461 VOLUNTOWN RD. GRISWOLD	TELLER PEDESTAL	STEELCASE
		Sub Total Teller Pedestals (Cash Lockers on FA system)			3,163	3,163	—

0404699	461 VOLUNTOWN RD. GRISWOLD	SAFE DEPOSIT	NO MFG AVAILABLE		3,267	3,267	—

0404673	461 VOLUNTOWN RD. GRISWOLD	POST & ROPES (Queing System)	LAWRENCE METAL	TENSABARRIER	1,600	1,600	—

0404681	461 VOLUNTOWN RD. GRISWOLD	VAULT	SC COLLIER		36,706	36,706	—

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	Alarm System			16,526	16,526	—

0404897	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCK		158	158
0404954	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	ALLSTEEL		158	158
0404962	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	ALLSTEEL		158	158
0404970	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	ALLSTEEL		158	158
0404988	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	ALLSTEEL		158	158
0405068	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0405076	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0405084	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0405092	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0405118	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0405126	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		282	282
0560474	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0560466	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0560516	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0560524	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0560532	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0560540	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		158	158
0396259	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		224	224
0396267	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	STEELCASE		224	224
0396416	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		219	219
0396424	461 VOLUNTOWN RD. GRISWOLD	GUEST CHAIR - SLED BASE	GUNLOCKE		219	219

0405100	461 VOLUNTOWN RD. GRISWOLD	COFFEE TABLE	NO MFG AVAILABLE		220	220	—

0405134	461 VOLUNTOWN RD. GRISWOLD	END TABLE	NO MFG AVAILABLE		236	236	—

0560508	461 VOLUNTOWN RD. GRISWOLD	CREDENZA w/ DRAWERS-DOORS	STEELCASE

2

Asset Nbr	Location	Description	Manufacturer	Model Number	Orig Cost	Deprec	@ 4/30/05
0560458	461 VOLUNTOWN RD. GRISWOLD	CREDENZA w/ KNEE SPACE	STEELCASE
0396390	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 4 DRAWER	STEELCASE
0404913	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 2 DRAWER	STEELCASE
0560425	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 2 DRAWER	STEELCASE
0396317	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 2 DRAWER	STEELCASE
0396333	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 2 DRAWER	STEELCASE
0396408	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 2 DRAWER	STEELCASE
0560417	461 VOLUNTOWN RD. GRISWOLD	BOOKCASE - 3 SHELF	NO MFG AVAILABLE
0404996	461 VOLUNTOWN RD. GRISWOLD	BREAKROOM TABLE	STEELCASE
0404871	461 VOLUNTOWN RD. GRISWOLD	LATERAL FILE - 3 DRAWER	STEELCASE
					5,465	5,465	—

0560433	461 VOLUNTOWN RD. GRISWOLD	OFFICER’S DESK - DOUBLE PEDESTAL	GUNLOCKE		1,001	1,001	—
0396275,0396283	461 VOLUNTOWN RD. GRISWOLD	OFFICER’S DESK - SINGLE PEDESTAL w/ Return	GUNLOCKE		1,202	1,202	—
039637,0396366	461 VOLUNTOWN RD. GRISWOLD	OFFICER’S DESK - SINGLE PEDESTAL w/ Return	GUNLOCKE		814	814	—

Not Tagged	461 VOLUNTOWN RD. GRISWOLD	Misc Signage			6,016	6,016	—

0407924	461 VOLUNTOWN RD. GRISWOLD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	1,768	1,768	—
0396325	461 VOLUNTOWN RD. GRISWOLD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	1,768	1,768	—

		Grand Total Griswold			298,152	246,940	51,212

Items in branch not specificially identified on FA system-could have been expensed, transferred from closed branch

0405019	461 VOLUNTOWN RD. GRISWOLD	MICROWAVE OVEN	GE	SPACEMAKER	Expense
0405001	461 VOLUNTOWN RD. GRISWOLD	REFRIGERATOR	DANBY	MILLENIUM	Expense
0405043	461 VOLUNTOWN RD. GRISWOLD	STORAGE CABINET - 2 DOOR	NO MFG AVAILABLE
0405142	461 VOLUNTOWN RD. GRISWOLD	TABLE - FIXED LEG BASE	NO MFG AVAILABLE		Expense
0560557	461 VOLUNTOWN RD. GRISWOLD	TABLE - FIXED LEG BASE	NO MFG AVAILABLE		Expense
0560482	461 VOLUNTOWN RD. GRISWOLD	TASK CHAIR NO ARMS	STEELCASE
0396309	461 VOLUNTOWN RD. GRISWOLD	TASK CHAIR NO ARMS	CARTWRIGHT
0396382	461 VOLUNTOWN RD. GRISWOLD	TASK CHAIR NO ARMS - PLASTIC BACK	GUNLOCKE
0404889	461 VOLUNTOWN RD. GRISWOLD	TELLER STOOL	STEELCASE
0407791	461 VOLUNTOWN RD. GRISWOLD	TELLER STOOL	STEELCASE
0407940	461 VOLUNTOWN RD. GRISWOLD	TYPEWRITER	SWINTEC	2600
0404848	461 VOLUNTOWN RD. GRISWOLD	UNINTERRUPTED POWER SOURCE - PC	APC	SMART-UPS 1000	Expense
0396440	461 VOLUNTOWN RD. GRISWOLD	VERTICAL FILE - LEGAL 2 DRAWER	STEELCASE
0407999	461 VOLUNTOWN RD. GRISWOLD	CD PLAYER/CHANGER	PANASONIC	SA-PM18	Expense
0407932	461 VOLUNTOWN RD. GRISWOLD	PASSBOOK VALIDATOR	SPECTROLINE	E-15S	Expense

3

Fixed Assets - Plainfield Branch  RC 7152

As of April 30, 2005

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	@ 4/30/05

0404020	67 LATHROP RD. PLAINFIELD	FAX MACHINE	OKIDATA	OKIFAX 5650	208A1010807	1,128	940	188

0407411	67 LATHROP RD. PLAINFIELD	CLOSED CIRCUIT MONITOR - SECURITY SYSTEM	LEFEBURE	VM4509	2795407
0407429	67 LATHROP RD. PLAINFIELD	TIME ELAPSE RECORDER - SECURITY SYSTEM	NAVCO	2700
0407437	67 LATHROP RD. PLAINFIELD	CAMERA CONTROL UNIT - SECURITY	NAVCO
0404319	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000
0404327	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000	1010414
0404335	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000	1010413
0404343	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000
0404350	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000
0404368	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000	V009366
0404376	67 LATHROP RD. PLAINFIELD	SECURITY CAMERA	NAVCO	3000	1010174
						7,933	7,933	—

New-not tagged	67 LATHROP RD. PLAINFIELD	Currency Counter -2005 asset	Glory	SS20		6,267	313	5,953

0404160	67 LATHROP RD. PLAINFIELD	COPIER	TOSHIBA	DP2570	CAK030439	4,023	3,285	737

0404178	67 LATHROP RD. PLAINFIELD	PAPER SHREDDER	DAHLE	20606C	7-022098H1	822	822	—

Not Tagged	67 LATHROP RD. PLAINFIELD	Alarm System				1,325	994	331

0404277	67 LATHROP RD. PLAINFIELD	POST & ROPES	LAWRENCE METAL	TENSABARRIER		916	255	662

0404285	67 LATHROP RD. PLAINFIELD	RATE BOARD	NO MFG AVAILABLE			1,685	1,685	—
Not Tagged	67 LATHROP RD. PLAINFIELD	OTHER MISC SIGNAGE	NO MFG AVAILABLE			14,367	14,259	108

Not Tagged	67 LATHROP RD. PLAINFIELD	Carpet				5,989	3,478	2,512

0404665	67 LATHROP RD. PLAINFIELD	DRIVE-UP SYSTEM	DIEBOLD	2		10,241	597	9,643

Not Tagged	67 LATHROP RD. PLAINFIELD	Leasehold Improvements-Various				177,322	177,322	—

0404095	67 LATHROP RD. PLAINFIELD	NIGHT DEPOSITORY	DIEBOLD	CASHGUARD		13,144	12,256	888

0404145	67 LATHROP RD. PLAINFIELD	CURRENCY COUNTER	BRANDT	COUNTESS	HI5039	4,732	4,732	—

0403816	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0403824	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE

4

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	@ 4/30/05
0403832	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0403840	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0403857	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0403865	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0403873	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	LEFEBURE
0399519	67 LATHROP RD. PLAINFIELD	TELLER PEDESTAL-LOCKERS	FENCO
0407445	67 LATHROP RD. PLAINFIELD	TELLER STORAGE CABINET	LEFEBURE
						4,655	4,655	—

0404301	67 LATHROP RD. PLAINFIELD	SAFE DEPOSIT	NO MFG AVAILABLE			8,166	8,166	—

0404442	67 LATHROP RD. PLAINFIELD	TYPEWRITER	SWINTEC	1146CM		516	516	—

0404293	67 LATHROP RD. PLAINFIELD	VAULT	LEFEBURE
						32,864	32,864	—

Not Tagged	67 LATHROP RD. PLAINFIELD	Alarm System				10,057	10,057	—

0404194	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	FIXTURES FURNITURE			599	599	—
0404202	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	FIXTRES FURNITURE			599	599	—
0404210	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	FIXTURES FURNITURE			599	599	—
0404483	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	FIXTURS FURNITURE			580	580	—
0404491	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			580	580	—
0404657	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE
0407585	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			599	599	—
0407593	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			599	599	—
0407601	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			599	599	—
0399568	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			575	575	—
0399576	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			575	575	—
0399600	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			575	575	—
0396010	67 LATHROP RD. PLAINFIELD	GUEST CHAIR - SLED BASE	STEELCASE			575	575	—

0407528	67 LATHROP RD. PLAINFIELD	TASK CHAIR NO ARMS	STEELCASE			424	424	—
0407536	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE			403	403	—
0399527	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE			403	403	—

0404103	67 LATHROP RD. PLAINFIELD	TELLER STOOL	STEELCASE			238	238	—
0404152	67 LATHROP RD. PLAINFIELD	TELLER STOOL	STEELCASE			238	238	—
0404228	67 LATHROP RD. PLAINFIELD	TELLER STOOL	STEELCASE			238	238	—

5

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	@ 4/30/05

0407569	67 LATHROP RD. PLAINFIELD	DRUM TABLE	NO MFG AVAILABLE			395	395	—
0407577	67 LATHROP RD. PLAINFIELD	DRUM TABLE	NO MFG AVAILABLE			395	395	—

0396101	67 LATHROP RD. PLAINFIELD	TABLE - FIXED LEG BASE	NO MFG AVAILABLE			445	445	—
0407551	67 LATHROP RD. PLAINFIELD	TABLE - FIXED LEG BASE	NO MFG AVAILABLE			1,647	1,647	—

0399550	67 LATHROP RD. PLAINFIELD	OFFICER’S DESK - SINGLE PED W/ Ret	STEELCASE
0399543	67 LATHROP RD. PLAINFIELD	RETURN SURFACE - OFFICER’S DESK	STEELCASE
						2,118	2,118	—

0399493	67 LATHROP RD. PLAINFIELD	LATERAL FILE - 3 DRAWER	STEELCASE			229	229	—
0396234	67 LATHROP RD. PLAINFIELD	LATERAL FILE - 3 DRAWER	STEELCASE			229	229	—

0396069	67 LATHROP RD. PLAINFIELD	LATERAL FILE - 2 DRAWER	NO MFG AVAILABLE			523	523	—

0404137	67 LATHROP RD. PLAINFIELD	TYPEWRITER STAND	NO MFG AVAILABLE			280	280	—

0399584	67 LATHROP RD. PLAINFIELD	CLEAR PANEL	STEELCASE			587	587
0396085	67 LATHROP RD. PLAINFIELD	CLEAR PANEL	STEELCASE			587	587

0399592	67 LATHROP RD. PLAINFIELD	ACOUSTICAL PANEL	STEELCASE			557	557
0396093	67 LATHROP RD. PLAINFIELD	ACOUSTICAL PANEL	STEELCASE			557	557

0404046	67 LATHROP RD. PLAINFIELD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	USEF074901	1,768	1,768
0396143	67 LATHROP RD. PLAINFIELD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	USEFO75754	1,768	1,768

			Total Fixed Assets Plainfield Branch			327,229	306,206	21,023

Other Items in Branch not on Fixed Asset System

0404186	67 LATHROP RD. PLAINFIELD	CD PLAYER/CHANGER	PANASONIC	SA-PM18	GL3GB029796	Expensed
0404517	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404525	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404533	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404541	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404558	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404566	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed

6

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	@ 4/30/05
0404574	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404582	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404590	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404608	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404616	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0404624	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407478	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407486	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407494	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407502	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407510	67 LATHROP RD. PLAINFIELD	STACKING CHAIR	STEELCASE			Expensed
0407452	67 LATHROP RD. PLAINFIELD	MICROWAVE OVEN	GLORY	JEM20H001	ZZ908786S	Expensed
0396036	67 LATHROP RD. PLAINFIELD	OFFICER’S DESK - SINGLE PEDESTAL	STEELCASE
0396184	67 LATHROP RD. PLAINFIELD	OFFICER’S DESK - SINGLE PEDESTAL	GUNLOCKE
0407460	67 LATHROP RD. PLAINFIELD	REFRIGERATOR	GENERAL ELECTRIC			Expensed
0396028	67 LATHROP RD. PLAINFIELD	RETURN SURFACE - OFFICER’S DESK	STEELCASE
0407544	67 LATHROP RD. PLAINFIELD	SOFA	NO MFG AVAILABLE
0404632	67 LATHROP RD. PLAINFIELD	TABLE - FOLDING LEGS	LIFETIME			Expensed
0404640	67 LATHROP RD. PLAINFIELD	TABLE - FOLDING LEGS	LIFETIME			Expensed
0396150	67 LATHROP RD. PLAINFIELD	TABLE - FOLDING LEGS	STEELCASE			Expensed
0396119	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0396176	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0396127	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0396135	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0396168	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0396192	67 LATHROP RD. PLAINFIELD	TASK CHAIR w/ ARMS	STEELCASE
0404509	67 LATHROP RD. PLAINFIELD	TELLER STOOL	STEELCASE
0404459	67 LATHROP RD. PLAINFIELD	TYPEWRITER	SWINTEC	2600	9412
0404038	67 LATHROP RD. PLAINFIELD	TYPEWRITER	SWINTEC	2600	9507
0404129	67 LATHROP RD. PLAINFIELD	UTILITY CART	RUBBERMAID			Expensed
0404111	67 LATHROP RD. PLAINFIELD	VERTICAL FILE - LEGAL 4 DRAWER	HON
0404475	67 LATHROP RD. PLAINFIELD	VERTICAL FILE - LETTER 3 DRAWER	HON
0396077	67 LATHROP RD. PLAINFIELD	VERTICAL FILE - LETTER-SIZE 2 DRAWER	STEELCASE
0396226	67 LATHROP RD. PLAINFIELD	BOOKCASE - 2 SHELF	NO MFG AVAILABLE

7

Fixed Assets - LEDYARD Branch  RC 7147

As of April 30, 2005

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	4/30/05

0582429	1616 ROUTE 12 LEDYARD	FAX MACHINE	OKIDATA	OKIFAX 5300	1207683	1,246	1,246	—

0585745	1616 ROUTE 12 LEDYARD	CLOSED CIRCUIT MONITOR - SECURITY SYSTEM	SANYO	VM5509	2080128
0585612	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO	3000	1010415
0585786	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO
0585794	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO	3000
0585802	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO	3000
0585810	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO	3000
0585828	1616 ROUTE 12 LEDYARD	SECURITY CAMERA	NAVCO	3000
0585711	1616 ROUTE 12 LEDYARD	STORAGE CABINET - 2 DOOR	NAVCO
0585729	1616 ROUTE 12 LEDYARD	TIME ELAPSE RECORDER - SECURITY SYSTEM	NAVCO	2700
						7,074	7,074	—

0585018	1616 ROUTE 12 LEDYARD	CURRENCY COUNTER	GLORY	GFR S80V	20708	2,957	838	2,119

0581959	1616 ROUTE 12 LEDYARD	COPIER	TOSHIBA	E-STUDIO 25S	CPA211197	5,289	2,909	2,380

0581942	1616 ROUTE 12 LEDYARD	PAPER SHREDDER	DAHLE	20606C	4-022098H1	822	822

0585620	1616 ROUTE 12 LEDYARD	SAFE w/ SAFE DEPOSIT BOXES	HAMILTON SAFE			9,280	2,088	7,192
0585638	1616 ROUTE 12 LEDYARD	SAFE w/ SAFE DEPOSIT BOXES	HAMILTON SAFE			9,280	2,088	7,192

Not Tagged - BH	1616 ROUTE 12 LEDYARD	4 Levelor Excalibur blinds				810	810	—

0584540	1616 ROUTE 12 LEDYARD	TELLER STOOL	STEELCASE			570	491	79
0585059	1616 ROUTE 12 LEDYARD	TELLER STOOL	STEELCASE			570	491	79

0585778	1616 ROUTE 12 LEDYARD	RATE BOARD				1,685	1,685	—
	1616 ROUTE 12 LEDYARD	Other Misc Signage				17,005	17,005	—

Not Tagged	1616 ROUTE 12 LEDYARD	CARPET				5,470	5,470	—

0643122	1616 ROUTE 12 LEDYARD	ATM KIOSK				22,419	2,989	19,430

		VARIOUS LEASEHOLD IMPROVEMENTS				35,171	35,171	—

Not Tagged	1616 ROUTE 12 LEDYARD	VARIOUS LEASEHOLD IMPROVEMENTS				17,774	17,774	—

Not Tagged	1616 ROUTE 12 LEDYARD	ALARM SYSTEM				15,843	15,843	—

tagged w/ safes	1616 ROUTE 12 LEDYARD	SAFE DEPOSIT BOXES				3,812	3,812	—

8

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	4/30/05
0585067	1616 ROUTE 12 LEDYARD	TELLER STOOL	STEELCASE			208	208	—
0585075	1616 ROUTE 12 LEDYARD	TELLER STOOL	STEELCASE			208	208	—

0642967	1616 ROUTE 12 LEDYARD	TELLER COUNTER, BACK COUNTER				7,314	7,314	—

0642918	1616 ROUTE 12 LEDYARD	CHECK DESK				534	534	—
0642868	1616 ROUTE 12 LEDYARD	CHECK DESK				1,422	1,422	—

0582494	1616 ROUTE 12 LEDYARD	CREDENZA w/ DRAWERS-DOORS	STEELCASE
0582577	1616 ROUTE 12 LEDYARD	CREDENZA w/ DRAWERS-DOORS	STEELCASE
0586388	1616 ROUTE 12 LEDYARD	CREDENZA w/ DRAWERS-DOORS	STEELCASE
0586230	1616 ROUTE 12 LEDYARD	END TABLE	STEELCASE
0586263	1616 ROUTE 12 LEDYARD	END TABLE	STEELCASE
0586248	1616 ROUTE 12 LEDYARD	GUEST CHAIR - SLED BASE	STEELCASE
0586255	1616 ROUTE 12 LEDYARD	GUEST CHAIR - SLED BASE	STEELCASE
0582437	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582445	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582502	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582510	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582528	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582536	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0586214	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0586222	1616 ROUTE 12 LEDYARD	GUEST CHAIR-LEG BASE	STEELCASE
0582411	1616 ROUTE 12 LEDYARD	LATERAL FILE - 2 DRAWER	STEELCASE
0582460	1616 ROUTE 12 LEDYARD	MANAGEMENT SWIVEL	STEELCASE
0582486	1616 ROUTE 12 LEDYARD	OFFICER’S DESK - DOUBLE PEDESTAL	STEELCASE
0582569	1616 ROUTE 12 LEDYARD	OFFICER’S DESK - DOUBLE PEDESTAL	STEELCASE
0582387	1616 ROUTE 12 LEDYARD	OFFICER’S DESK - SINGLE PEDESTAL	STEELCASE
0586271	1616 ROUTE 12 LEDYARD	TABLE - FIXED LEG BASE	STEELCASE
0586339	1616 ROUTE 12 LEDYARD	TABLE - FOLDING LEGS	STEELCASE
0586289	1616 ROUTE 12 LEDYARD	TASK CHAIR NO ARMS	STEELCASE
0586297	1616 ROUTE 12 LEDYARD	TASK CHAIR NO ARMS	STEELCASE
0586305	1616 ROUTE 12 LEDYARD	TASK CHAIR NO ARMS	STEELCASE
0582585	1616 ROUTE 12 LEDYARD	TASK CHAIR w/ ARMS	STEELCASE
0586313	1616 ROUTE 12 LEDYARD	TASK CHAIR w/ ARMS	STEELCASE
0585042	1616 ROUTE 12 LEDYARD	VERTICAL FILE - LEGAL 2 DRAWER	NO MFG AVAILABLE
0582551	1616 ROUTE 12 LEDYARD	BOOKCASE - 2 SHELF	STEELCASE
0586347	1616 ROUTE 12 LEDYARD	BREAKROOM TABLE - SQUARE	STEELCASE
0582395	1616 ROUTE 12 LEDYARD	TASK CHAIR W\ARMS	STEELCASE

9

Asset Nbr	Location	Description	Manufacturer	Model #	Serial #	Orig Cost	Deprec	4/30/05
		Subtotal above Furniture				13,329	13,329	—

0581934	1616 ROUTE 12 LEDYARD	SAFE	MEILINK			1,504	1,504
0585646	1616 ROUTE 12 LEDYARD	SAFE w/ SAFE DEPOSIT BOXES	HAMILTON SAFE			37,753	21,492	16,261

0584417	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584425	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584433	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584441	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584458	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584466	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584474	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
0584482	1616 ROUTE 12 LEDYARD	TELLER PEDESTAL	MOSLER
						4,600	4,600	—

0582593	1616 ROUTE 12 LEDYARD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	USEF074862	1,767	1,767	—
0581983	1616 ROUTE 12 LEDYARD	LASER PRINTER	HEWLETT PACKARD	LASERJET 4000N	USEF074865	1,767	1,767	—

			Totals LEDYARD Branch			227,484	172,750	54,734

Items tagged not on Fixed Asset System

0585760	1616 ROUTE 12 LEDYARD	POST & ROPES
0581918	1616 ROUTE 12 LEDYARD	NIGHT DEPOSITORY	MOSLER
0586321	1616 ROUTE 12 LEDYARD	MICROWAVE OVEN	LITTON	1420100	89879	Expense
0586354	1616 ROUTE 12 LEDYARD	STACKING CHAIR	STEELCASE			Expense
0586362	1616 ROUTE 12 LEDYARD	STACKING CHAIR	STEELCASE			Expense
0586370	1616 ROUTE 12 LEDYARD	STACKING CHAIR	STEELCASE			Expense
0584532	1616 ROUTE 12 LEDYARD	TYPEWRITER	SWINTEC	1146CM	0007067
0585752	1616 ROUTE 12 LEDYARD	TYPEWRITER	SWINTEC	2000	58300981

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Schedule II:  Schedule of Deposit Liabilities

The following schedule represents the list of Deposits to be sold as provided during the Due Diligence process.  The list of accounts to be sold will be finalized in the “Updated Schedule of Deposits” in accordance with the terms of the Purchase and Assumption Agreement.  This Schedule has been created by applying the following rules on the as of dates listed below:

All Accounts must be a Griswold, Ledyard or Plainfield branch deposit account or a Holiday Club associated with those deposit accounts;

Any Retirement account where the Retirement Plan includes a non-Griswold, Ledyard or Plainfield deposit account or PSI component will be excluded from the sale.  Other non-retirement and retirement accounts (only if the customer has multiple retirement plans) owned by the same customer may be included in the sale;

Accounts will be included if the primary account holder is identified as a member of the following households and the above criteria is met:

1.               Non-checking customers, all Griswold, Ledyard and Plainfield accounts included

2.               Checking customers who use any combination of the Griswold, Ledyard and Plainfield branches exclusively to transact;

3.               Checking customers who use any combination of Griswold, Ledyard or Plainfield branches more than the combination of all other branches to transact.  It must be a true majority and equally split activity was assigned to the group to be kept by People’s;

4.               Checking customers who use the Griswold, Ledyard or Plainfield branches among other branches to transact and live in one of the following towns: Hampton, Brooklyn, Canterbury, Plainfield, Sterling, Lisbon, Griswold, Voluntown, Preston, Ledyard or North Stonington;

5.               Checking customers who show no branch usage and live in the following towns:  Hampton, Brooklyn, Canterbury, Plainfield, Sterling, Lisbon, Griswold, Voluntown, Preston, Ledyard or North Stonington;

Branch Usage

Branch Usage data is based on a 3 month window from February 2005 through April 2005.

The List of Deposits to be sold begins on the next page of this Schedule II.

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	BALANCE	RATE	# OF ACCTS
Personal
DDA	$8,876,731	—	3,492
NOW	$985,837	0.25	85
Savings & MMA	$27,989,304	0.84	4,389
CD	$19,037,172	2.46	1,348
TOTAL	$56,889,045	1.24	9,314
Employee Accounts
DDA	$9,007	—	7
Savings & MMA	$6,726	0.36	10
TOTAL	$15,733	0.15	17
Commercial
DDA	$3,812,701	—	341
Savings & MMA	$1,217,166	2.12	42
CD	$141,357	1.83	6
TOTAL	$5,171,224	0.55	389
Municipal
CD	$10,669	1.39	1
TOTAL	$10,669	1.39	1
Corp Pension
CD	$5,999	0.95	2
TOTAL	$5,999	0.95	2
Organization
DDA	$32,037	—	11
NOW	$3,209	0.25	1
Savings & MMA	$378,263	1.11	29
CD	$416,937	2.54	23
TOTAL	$830,446	1.78	64
TOTAL COMBINED BRANCH BALANCES
DDA	$12,730,476	—	3,851
NOW	$989,046	0.25	86
Savings & MMA	$29,591,459	0.90	4,470
CD	$19,612,135	2.46	1,380
TOTAL	$62,923,117	1.19	9,787

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Schedule III:  Schedule of Safe Deposit Boxes

Griswold Branch SD Box Analysis (as of April 30, 2005)

Box Size	# of Boxes Rented	# of Boxes Available	Total # of Boxes	Annual Fee per Box	Annual Revenue Rec’d	Total Potential Revenue
2x5				$35
3x5	23	4	27	$45	$1,035	$1,215
4x5				$50	$—	$—
5x5	33	3	36	$55	$1,815	$1,980
3x10				$65	$—	$—
5x10	17	1	18	$95	$1,615	$1,710
10x10	9	0	9	$140	$1,260	$1,260
11x10				$145	$—	$—
Totals	82	8	90		$5,725	$6,165

Ledyard Branch SD Box Analysis (as of April 30, 2005)

Box Size	# of Boxes Rented	# of Boxes Available	Total # of Boxes	Annual Fee per Box	Annual Revenue Rec’d	Total Potential Revenue
2x5	25	41	66	$25	$625	$1,650
3x5	24	12	36	$30	$720	$1,080
4x5				$35	$—	$—
5x5	31	11	42	$40	$1,240	$1,680
3x10	17	1	18	$55	$935	$990
4x10				$60	$—	$—
5x10	19	2	21	$75	$1,425	$1,575
10x10	13	2	15	$110	$1,430	$1,650
14x16				$105	$—	$—
Totals	129	69	198		$6,375	$8,625

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Plainfield Branch SD Box Analysis (as of April 30, 2005)

Box Size	# of Boxes Rented	# of Boxes Available	Total # of Boxes	Annual Fee per Box	Annual Revenue Rec’d	Total Potential Revenue
2x5		14	14	$25	$—	$350
3x5	57	102	159	$30	$1,710	$4,770
4x5		0		$35	$—	$—
5x5	31	17	48	$40	$1,240	$1,920
3x10	23	47	70	$55	$1,265	$3,850
4x10		0		$60	$—	$—
5x10	11	41	52	$75	$825	$3,900
10x10	7	12	19	$110	$770	$2,090
14x16		0		$105	$—	$—
Total	129	233	362		$5,810	$16,880

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